                                                                                            EFFECTIVE MARCH 1, 2000

                                                   CODE OF ETHICS

                                           T. ROWE PRICE ASSOCIATES, INC.
                                                 AND ITS AFFILIATES

                                                         i-2

                                                   CODE OF ETHICS
                                                         OF
                                           T. ROWE PRICE ASSOCIATES, INC.
                                                 AND ITS AFFILIATES

                                                  TABLE OF CONTENTS
                                                                                                             Page
                                                                                                             ----
GENERAL POLICY STATEMENT........................................................................................1-1
       Purpose and Scope of Code of Ethics......................................................................1-1
       Who is Subject to the Code...............................................................................1-1
       Price Associates' Status as a Fiduciary..................................................................1-2
       What the Code Does Not Cover.............................................................................1-2
       Compliance with the Code.................................................................................1-2
       Questions Regarding the Code.............................................................................1-2
STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES......................................................2-1
       Allocation of Client Brokerage...........................................................................2-1
       Antitrust   ........................................................................................2-1; 8-1
       Compliance with Copyright Laws...........................................................................2-1
       Computer Security...................................................................................2-1; 7-1
       Conflicts of Interest....................................................................................2-1
             Relationships with Profitmaking Enterprises........................................................2-1
             Service with Nonprofitmaking Enterprises...........................................................2-2
             Relationships with Financial Service Firms.........................................................2-2
             Investment Clubs...................................................................................2-2
       Confidentiality..........................................................................................2-3
             Internal Operating Procedures and Planning.........................................................2-3
             Clients, Fund Shareholders, and TRP Brokerage Customers............................................2-3
             Investment Advice..................................................................................2-3
             Investment Research................................................................................2-4
             Understanding as to Clients' Accounts and Company Records
               at time of Employee Termination..................................................................2-4

       Corporate Responsibility............................................................................2-4; 5-1
       Employment of Former Government Employees................................................................2-5
       Employment Practices.....................................................................................2-5

             Equal Opportunity..................................................................................2-5
             Harassment.........................................................................................2-5
             Drug and Alcohol Abuse.............................................................................2-5
       Past and Current Litigation..............................................................................2-6
       Financial Reporting......................................................................................2-6
       Health and Safety in the Workplace.......................................................................2-6
       Illegal Payments.........................................................................................2-6
       Marketing and Sales Activities...........................................................................2-6
       Policy Regarding Acceptance and Giving of Gifts and Gratuities...........................................2-6
             Receipt of Gifts...................................................................................2-7
             Giving of Gifts....................................................................................2-7
             Additional Requirements for the Giving of Gifts in Connection
               with the Broker/Dealer...........................................................................2-7
             Entertainment......................................................................................2-8
             Research Trips.....................................................................................2-9
       Political Activities.....................................................................................2-9
       Protection of Corporate Assets..........................................................................2-10
       Quality of Services.....................................................................................2-10
       Record Retention........................................................................................2-10
       Referral Fees...........................................................................................2-10
       Release of Information to the Press.....................................................................2-10
       Responsibility to Report Violations.....................................................................2-10
       Service as Trustee, Executor or Personal Representative.................................................2-11
       Speaking Engagements and Publications...................................................................2-11
       Trading in Securities with Inside Information......................................................2-11; 3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION................................................3-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS..................................................................4-1
STATEMENT OF POLICY ON CORPORATE RESPONSIBILITY.................................................................5-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH COPYRIGHT LAWS..........................................................................................6-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES...........................................................................................7-1
STATEMENT OF POLICY ON COMPLIANCE WITH
   ANTITRUST LAWS  8-1

O:\WPDATA\SARAH\CODEOFET.HIC\trpa\CODEINDE.X
March, 2000

                                                        ii-4

                                                   CODE OF ETHICS
                                                         OF
                                           T. ROWE PRICE ASSOCIATES, INC.
                                                 AND ITS AFFILIATES

                                                        INDEX

                                                                                                             Page
                                                                                                             ----
Access Persons..................................................................................................4-3
Activities, Political...........................................................................................2-9
Alcohol Abuse...................................................................................................2-5
Allocation of Client Brokerage..................................................................................2-1
Antitrust..................................................................................................2-1; 8-1
Approved Company Rating Changes................................................................................4-11
Assets, Protection of Corporate................................................................................2-10
Association of Investment Management and Research ("AIMR")......................................................2-6
Brokerage Accounts.......................................................................................4-11; 4-12
Chinese Wall....................................................................................................3-6
Client Brokerage, Allocation of.................................................................................2-1
Client Limit Orders............................................................................................4-16
Code of Ethics, Compliance with.................................................................................1-2
Code of Ethics, Purpose and Scope of............................................................................1-1
Code of Ethics, Questions Regarding.............................................................................1-2
Code of Ethics, Who is Subject to...............................................................................1-1
Co-Investment by Employees with Client Investment Partnerships.................................................4-14
Computer Security..........................................................................................2-1; 7-1
Conduct, Standards of, Price Associates and its Employees.......................................................2-1
Confidentiality.................................................................................................2-3
Confidentiality of Computer Systems Activities and Information..................................................7-1
Conflicts of Interest...........................................................................................2-1
Copyright Laws, Compliance with............................................................................2-1; 6-1
Corporate Assets, Protection of................................................................................2-10

Corporate Responsibility...................................................................................2-4; 5-1
Drug Abuse......................................................................................................2-5
Employee Co-Investment with Client Investment Partnerships.....................................................4-14
Employees, Standards of Conduct.................................................................................2-1
Employment of Former Government Employees.......................................................................2-5
Employment Practices............................................................................................2-5
Entertainment...................................................................................................2-8
Equal Opportunity...............................................................................................2-5
Exchange - Traded Index Options................................................................................4-16
Executor, Service as...........................................................................................2-11
Fees, Referral.................................................................................................2-10
Fiduciary, Price Associates' Status as a .......................................................................1-2
Financial Reporting.............................................................................................2-6
Financial Service Firms, Relationships with.....................................................................2-2
Front Running...................................................................................................4-1
General Policy Statement........................................................................................1-1
Gifts, Giving...................................................................................................2-7
Gifts, Receipt of...............................................................................................2-7
Government Employees, Employment of Former......................................................................2-5
Harassment......................................................................................................2-5
Health and Safety in the Workplace..............................................................................2-6
Illegal Payments................................................................................................2-6
Information, Release to the Press..............................................................................2-10
Initial Public Offerings........................................................................................4-9
Inside Information, Trading in Securities with.................................................................2-11
Interest, Conflicts of..........................................................................................2-1
Internet, Access to.............................................................................................7-2
Investment Clubs..........................................................................................2-2; 4-14
Investment Personnel............................................................................................4-3
Large Company Exemption for Securities Transactions............................................................4-15
Margin Accounts................................................................................................4-15
Marketing and Sales Activities..................................................................................2-6
Non-Access Persons..............................................................................................4-4
Nonprofitmaking Enterprises, Service with.......................................................................2-2
Options and Futures............................................................................................4-16

Payments, Illegal...............................................................................................2-6
Personal Securities Holdings, Disclosure of by Access Persons..................................................4-18
Personal Representative, Service as............................................................................2-11
Political Activities............................................................................................2-9
Press, Release of Information to the...........................................................................2-10
Price Associates, Standards of Conduct..........................................................................2-1
Price Associates' Stock, Transactions in........................................................................4-5
Prior Clearance of Securities Transactions (other than Price Associates' stock).................................4-8
Private Placement, Investment In...............................................................................4-10
Private Placement Memoranda.....................................................................................3-7
Profitmaking Enterprises, Relationships with....................................................................2-1
Protection of Corporate Assets.................................................................................2-10
Publications...................................................................................................2-11
Quality of Services............................................................................................2-10
Questions Regarding the Code....................................................................................1-2
Rating Changes, Approved Company...............................................................................4-11
Record Retention...............................................................................................2-10
Referral Fees..................................................................................................2-10
Release of Information to the Press............................................................................2-10
Reporting, Financial............................................................................................2-6
Reporting, Price Associates' Stock Transactions.................................................................4-6
Reporting, Securities Transactions (other than Price Associates' stock)........................................4-12
Research Trips..................................................................................................2-9
Responsibility, Corporate..................................................................................2-4; 5-1
Restricted List.................................................................................................3-7
Retention, Record..............................................................................................2-10
Safety and Health in the Workplace..............................................................................2-6
Securities Transactions, Reporting of (other than Price Associates' stock).....................................4-12
Services, Quality of...........................................................................................2-10
Short Sales....................................................................................................4-17
Sixty (60) Day Rule............................................................................................4-17
Software Programs, Application of Copyright Law.................................................................7-5
Speaking Engagements...........................................................................................2-11
Standards of Conduct of Price Associates and its Employees......................................................2-1
Statement, General Policy.......................................................................................1-1

Temporary Workers, Application of Code to..................................................................1-1; 4-2
Termination of Employment.......................................................................................2-4
Trading Activity...............................................................................................4-15
Trips, Research.................................................................................................2-9
Trustee, Service as............................................................................................2-11
Violations, Responsibility to Report...........................................................................2-10
Watch List......................................................................................................3-6

O:\WPDATA\SARAH\CODEOFET.HIC\trpa\CODEINDE.X
March, 2000

                                                        1-2

                                                   CODE OF ETHICS
                                                         OF
                                           T. ROWE PRICE ASSOCIATES, INC.
                                                 AND ITS AFFILIATES

                                              GENERAL POLICY STATEMENT

Purpose and Scope of Code of Ethics.  In  recognition  of T. Rowe Price  Associates,  Inc.'s  ("Price  Associates")
commitment  to maintain the highest  standards of  professional  conduct and ethics,  the firm's Board of Directors has adopted this Code of Ethics  ("Code")  composed of Standards of Conduct and the following  Statements of Policy
("Statements"):

1.       Statement of Policy on Material, Inside (Non-Public) Information
2.       Statement of Policy on Securities Transactions
3.       Statement of Policy on Corporate Responsibility
4.       Statement of Policy with Respect to Compliance with Copyright Laws
5.       Statement of Policy with Respect to Computer Security and Related Issues
6.       Statement of Policy on Compliance with Antitrust Laws

The purpose of this Code is to help preserve our most valuable asset - the  reputation of Price  Associates and its employees.

Who is Subject to the Code. Price  Associates,  its  subsidiaries  and their officers,  directors and employees are all subject to the Code,  as are all Rowe  Price-Fleming  International,  Inc.  ("RPFI") and T. Rowe Fleming  Asset
Management Limited ("TRFAM")  personnel  (officers,  directors,  and employees) who are stationed in Baltimore.  In addition, the following persons are also subject to the Code:

1.       All temporary workers hired on the Price Associates payroll ("TRPA Temporaries");

2.       All agency  temporaries,  whose  assignments  at Price  Associates  exceed four weeks or whose  cumulative assignments exceed eight weeks over a twelve-month period;

3.       All independent or  agency-provided  consultants whose  assignments  exceed four weeks or whose cumulative assignments  exceed  eight  weeks over a  twelve-month  period  and whose  work is closely  related to the ongoing work of Price  Associates'  employees  (versus  project work that stands apart from ongoing work);
         and

4.       Any contingent  worker whose  assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

Price Associates'  Status as a Fiduciary.  The primary  responsibility of Price Associates as an investment adviser is to render to its clients on a professional  basis unbiased and continuous  advice  regarding their  investments.
As an investment adviser,  Price Associates has a fiduciary  relationship with all of its clients, which means that it has an  absolute  duty of  undivided  loyalty,  fairness  and good faith  toward  its  clients  and mutual  fund shareholders  and a  corresponding  obligation  to refrain from taking any action or seeking any benefit for itself which would,  or which would appear to,  prejudice the rights of any client or  shareholder or conflict with his or her best interests.

What the Code Does Not  Cover.  The Code was not  written  for the  purpose of  covering  all  policies,  rules and regulations  to  which  employees  may  be  subject.  As an  example,  T.  Rowe  Price  Investment  Services,  Inc.
("Investment  Services") is a member of the National Association of Securities Dealers, Inc. ("NASD") and, as such, is required to maintain written  supervisory  procedures to enable it to supervise the activities of its registered representatives  and associated persons to ensure compliance with applicable  securities laws and regulations,  and with the applicable rules of the NASD and its regulatory subsidiary, NASD Regulation, Inc. ("NASDR").

Compliance  with the Code.  Strict  compliance  with the provisions of this Code is considered a basic condition of employment  with the firm.  An employee may be required to surrender any profit  realized from a transaction  which is deemed  to be in  violation  of the Code.  In  addition,  any  breach  of the Code may  constitute  grounds  for disciplinary  action,  including  dismissal from employment.  Employees may appeal to the Management  Committee any ruling or decision rendered with respect to the Code.

Questions Regarding the Code.  Questions regarding the Code should be referred as follows:

1.       Standards of Conduct of Price  Associates and its Employees:  the  Chairperson of the Ethics  Committee or
         the Director of Human Resources.

2.       Statement of Policy on Material, Inside (Non-Public) Information:  Legal Department.

3.       Statement of Policy on Securities  Transactions:  The  Chairperson  of the Ethics  Committee or his or her
         designee.

4.       Statement of Policy on Corporate Responsibility:  Corporate Responsibility Committee.

5.       Statement of Policy with Respect to Compliance with Copyright Laws:  Legal Department.

6.       Statement of Policy with Respect to Computer Security and Related Issues:  Legal Department.

7.       Statement of Policy on Compliance with Antitrust Laws: Legal Department.

March, 2000

                                                        2-2

                            STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES

Allocation of Client  Brokerage.  The firm's  policies with respect to the  allocation of client  brokerage are set forth in Part II of Form ADV,  Price  Associates'  registration  statement  filed with the  Securities and Exchange
Commission  ("SEC").  It is  imperative  that  all  employees  --especially  those  who are in a  position  to make recommendations  regarding  brokerage  allocation,  or who are  authorized  to  select  brokers  who  will  execute securities  transactions  on behalf of our clients -- read and become fully  knowledgeable  concerning our policies in this regard.  Any questions  regarding  our firm's  allocation  of client  brokerage  should be addressed to the
Chairperson of the Brokerage Control Committee.

Antitrust.  The U.S.  antitrust  laws are designed to ensure fair  competition  and  preserve  the free  enterprise system.  Some of the most common  antitrust  issues with which an employee  may be  confronted  are in the areas of pricing  (adviser  fees) and trade  association  activity.  To ensure its employees'  understanding  of these laws,
Price  Associates has adopted a Statement of Policy on Compliance  with Antitrust  Laws. All employees  should read and understand this Statement.  (See page 8-1).

Compliance  with Copyright  Laws. To protect Price  Associates and its  employees,  Price  Associates has adopted a
Statement of Policy with Respect to  Compliance  with  Copyright  Laws.  All employees  should read and  understand this Statement (see page 6-1).

Computer  Security.  Computer  systems  and  programs  play a  central  role in Price  Associates'  operations.  To establish  appropriate  computer security to minimize potential for loss or disruptions to our computer operations,
Price  Associates  has adopted a Statement of Policy with  Respect to Computer  Security  and Related  Issues.  All
employees should read and understand this Statement (see page 7-1).

Conflicts of Interest.  A direct or indirect  interest in a supplier,  creditor,  debtor or competitor may conflict with the interests of Price Associates.  All employees must avoid placing  themselves in a "compromising  position"
where their interests may be in conflict with those of Price Associates or its clients.

         Relationships  with  Profitmaking  Enterprises.  A conflict may occur when an employee of Price Associates is also employed by another  firm,  directly or as a consultant or  independent  contractor;  has a direct financial  interest in another firm; has an immediate family  financial  interest in another firm; or is a director, officer or partner of another firm.

         Employees of our firm  sometimes  serve as directors,  officers,  partners,  or in other  capacities  with profitmaking  enterprises  not related to Price  Associates or its mutual  funds.  Employees are generally prohibited  from serving as officers or directors of  corporations  which are approved or are likely to be approved for purchase in our firm's client accounts.

         An employee may not accept  outside  employment  that would  require him or her to become  registered  (or dually  registered) as a  representative  of an  unaffiliated  broker/dealer,  investment  adviser,  or an insurance  broker or company.  An employee may also not become  independently  registered as an investment adviser.

         An employee  who is  contemplating  obtaining  another  interest or  relationship  that might  conflict or appear to conflict  with the  interests  of Price  Associates,  such as  accepting  employment  with or an appointment  as a director,  officer or partner of an outside  profitmaking  enterprise  must  receive the prior  approval  of the Ethics  Committee.  Upon  review by the Ethics  Committee,  the  employee  will be advised in writing of the  Committee's  decision.  Decisions  by the Ethics  Committee  regarding  outside directorships  in profitmaking  enterprises  will be reviewed by the Management  Committee before becoming final.  Outside  business  interests  that will not conflict or appear to conflict  with the  interests of the firm need not be reviewed by the Ethics Committee, but must be approved by the Employee's supervisor.

         Certain  employees may serve as directors or as members of Creditors  Committees  or in similar  positions
         for  non-public,   for-profit  entities  in  connection  with  their  professional   activities  at  Price
         Associates.  An employee must obtain the permission of the Management  Committee  before  accepting such a position  and must  relinquish  the  position  if the  entity  becomes  publicly  held,  unless  otherwise determined by the Management Committee.

         Service with  Nonprofitmaking  Enterprises.  Price Associates  encourages its employees to become involved in community  programs and civic affairs.  However,  employees should not permit such activities to affect the performance of their job  responsibilities.  Approval by the Chairperson of the Ethics  Committee must be obtained  before an employee  accepts a position  as a trustee or member of the Board of  Directors  of any non-profit organization.

         Relationships  with  Financial  Service  Firms.  In order to avoid any  actual or  apparent  conflicts  of interest,  employees are prohibited from investing in or entering into any  relationship,  either directly or  indirectly,  with  corporations,  partnerships,  or other  entities which are engaged in business as a broker, a dealer,  an underwriter,  and/or an investment  adviser.  As described  above,  this prohibition extends to registration  and/or licensure with an unaffiliated  firm. This  prohibition,  however,  is not meant to prevent  employees from  purchasing  publicly  traded  securities of  broker/dealers,  investment advisers or other  companies  engaged in the mutual  fund  industry.  Of course,  all such  purchases  are subject to prior  clearance  and reporting  procedures,  as  applicable.  This policy does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

         If any member of an employee's  immediate family is employed by, has a partnership  interest in, or has an equity  interest of .5% or more in a  broker/dealer,  investment  adviser or other company  engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

         Investment  Clubs.  Access Persons  (defined on p. 4-3 of the Code) must receive the prior approval of the
         Chairperson  of the Ethics  Committee  before  forming or  participating  in a stock or  investment  club.
         Transactions  in  which  Access  Persons  have  beneficial  ownership  or  control  (see p.  4-4)  through investment  clubs are subject to the firm's  Statement of Policy on  Securities  Transactions.  Non-Access
         Persons  (defined on p. 4-4) do not have to receive prior  approval to form or  participate  in a stock or investment  club and need only obtain prior  clearance of  transactions  in Price  Associates'  stock.  As described on p. 4-16, an exemption from prior  clearance for an Access Person (except for  transactions in
         Price Associates'  stock) is generally  available if the Access Person has beneficial  ownership solely by virtue of his or her  spouse's  participation  in the club and has no  investment  control  or input  into decisions regarding the club's securities transactions.

Confidentiality.  The  exercise  of  confidentiality  extends  to four  major  areas  of our  operations:  internal operating procedures and planning;  clients, fund shareholders and TRP Brokerage customers;  investment advice; and
investment  research.  The duty to  exercise  confidentiality  applies  not only when an employee is with the firm, but also after he or she terminates employment with the firm.

         Internal  Operating  Procedures and Planning.  During the years we have been in business,  a great deal of creative  talent has been used to develop  specialized  and unique  methods of  operations  and  portfolio management.  In many cases,  we feel these methods give us an advantage  over our  competitors,  and we do not want  these  ideas  disseminated  outside  our  firm.  Accordingly,  employees  should be  guarded  in discussing our business  practices with  outsiders.  Any requests from outsiders for specific  information of this type should be cleared with your supervisor before it is released.

         Also,  from  time to  time  management  holds  meetings  with  employees  in  which  material,  non-public
         information   concerning   the  firm's  future  plans  is  disclosed.   Employees   should  never  discuss
         confidential  information  with, or provide  copies of written  material  concerning  the firm's  internal operating procedures or projections for the future to, unauthorized persons outside the firm.

         Clients,  Fund Shareholders,  and TRP Brokerage  Customers.  In many instances,  when clients subscribe to our services,  we ask them to disclose  fully their  financial  status and needs.  This is done only after we have  assured  them  that  every  member of our  organization  will  hold  this  information  in strict confidence.  It is essential  that we respect  their trust.  A simple rule for employees to follow is that the names of our clients, fund shareholders,  or TRP Brokerage customers or any information  pertaining to their  investments  must  never be  divulged  to anyone  outside  the firm,  not even to  members of their immediate  families,  and must never be used as a basis for  personal  trades over which the  employee has beneficial interest or control.

         Investment  Advice.  Because  of the fine  reputation  our firm  enjoys,  there is a great  deal of public interest  in what we are doing in the  market.  There are two major  considerations  that  dictate  why we must not provide investment "tips":

o        From the point of view of our  clients,  it is not fair to give other  people  information  which  clients must purchase.

o        From the point of view of the firm,  it is not  desirable to create an outside  demand for a stock when we are trying to buy it for our  clients,  as this will only serve to push the price up. The  reverse is true if we are selling.

         In  light  of  these  considerations,  employees  must  never  disclose  to  outsiders  our buy  and  sell recommendations,  securities we are considering for future  investment,  or the portfolio  holdings of our clients or mutual funds.

         The  practice  of giving  investment  advice  informally  to members of your  immediate  family  should be restricted  to very close  relatives.  Any  transactions  resulting  from such  advice are  subject to the prior approval (Access Persons only) and reporting  requirements  (Access Persons and Non-Access  Persons)
         of the Statement of Policy on Securities  Transactions.  Under no circumstances should an employee receive compensation  directly or indirectly  (other than from Price  Associates  or an  affiliate)  for rendering advice to either clients or non-clients.

         Investment  Research.  Any report  circulated by a research  analyst is  confidential  in its entirety and should  not be  reproduced  or shown to anyone  outside of our  organization,  except  our  clients  where appropriate.

         Understanding as to Clients'  Accounts and Company Records at Time of Employee  Termination.  The accounts of  clients,  mutual  fund  shareholders,  and TRP  Brokerage  customers  are the sole  property  of Price
         Associates.  This  applies  to  all  clients  for  whom  Price  Associates  acts  as  investment  adviser, regardless  of how or through whom the client  relationship  originated  and  regardless of who may be the counselor for a particular  client.  At the time of termination of employment  with Price  Associates,  an employee  must:  (1) surrender to Price  Associates in good  condition any and all  materials,  reports or records  (including  all copies in his or her  possession  or subject to his or her control)  developed by him or her or any other person which are considered  confidential  information of Price Associates (except copies of any  research  material  in the  production  of which the  employee  participated  to a material extent);  and (2)  refrain  from  communicating,  transmitting  or making  known to any person or firm any information  relating to any materials or matters  whatsoever  which are considered by Price Associates to be confidential.

Employees must use care in disposing of any  confidential  records or  correspondence.  Confidential  material that is to be  discarded  should be torn up or, if a quantity of  material  is  involved,  you should  contact  Document
Management for instructions regarding proper disposal.

Corporate  Responsibility.  As a major institutional  investor with a fiduciary duty to its clients,  including its mutual fund  shareholders,  Price  Associates  has adopted a Statement of Policy on Corporate  Responsibility  (see
page 5-1).  The  purpose  of this  Statement  is to  establish  formal  standards  and  procedures  to guide  Price
Associates  with respect to its  responsibilities  to deal with matters of  corporate  and social  responsibilities which may affect the companies in which client assets are invested.

Employment  of  Former  Government  Employees.  Federal  laws and  regulations  govern  the  employment  of  former employees of the U.S.  Government  and its agencies,  including the SEC. In addition,  certain  states have adopted similar statutory  restrictions.  Finally,  certain states and municipalities which are clients of Price Associates have imposed  contractual  restrictions in this regard.  Before any action is taken to discuss  employment by Price
Associates of a former government employee, guidance must be obtained from the Legal Department.

Employment Practices

         Equal  Opportunity.  Price Associates is committed to the principles of Equal  Employment.  We believe our continued success depends on talented people,  without regard to race, color,  religion,  national origin, gender,  age,  disability,  sexual orientation,  Vietnam era military service or any other  classification protected by federal, state or local laws.

         This  commitment  to Equal  Opportunity  covers  all  aspects  of the  employment  relationship  including
         recruitment,   application  and  initial  employment,  promotion  and  transfer,  selection  for  training opportunities,  wage and salary administration,  and the application of service,  retirement, and employee benefit plan policies.

         All  members  of T. Rowe  Price  staff are  expected  to comply  with the  spirit  and intent of our Equal
         Employment Opportunity Policy.

         If you feel you have not been treated in accordance with this policy,  contact your immediate  supervisor, your manager or a Human Resources  Representative.  No retaliation  will be taken against any employee who reports an incident of alleged discrimination.

         Harassment.   Price  Associates   intends  to  provide  employees  a  workplace  free  from  any  form  of harassment.  This includes sexual  harassment  which,  banned by and punishable under the Civil Rights Act of 1964, may result from unwelcome  advances,  requests for favors or any verbal or physical  conduct of a sexual nature.  Such actions or statements  may or may not be accompanied by explicit or implied  promises of  preferential  treatment or negative  consequences  in  connection  with one's  employment.  Harassment
         might  include  uninvited  sex-oriented   conversations,   touching,   comments,   jokes,  suggestions  or
         innuendos.  This type of behavior can create a stressful,  intimidating and offensive  atmosphere;  it may adversely affect morale and work performance.

         Any  employee  who feels  offended by the action or comments of another,  or any employee who has observed such  behavior,  should report the matter,  in  confidence,  to his or her immediate  supervisor.  If that presents a problem,  report the matter to the Director of Human  Resources or another  person in the Human
         Resources  Department.  All complaints will be investigated  immediately and confidentially.  Any employee who has behaved in a  reprehensible  manner  will be subject to  disciplinary  action in keeping  with the gravity of the offense.

         Drug and  Alcohol  Abuse.  Price  Associates  has  adopted a  Statement  of Policy,  available  from Human
         Resources,  to maintain a drug-free  workplace  and prevent  alcohol  abuse.  This policy  fosters a safe, healthful and  productive  environment  for its employees  and  customers and protects  Price  Associates'
         property, equipment, operations and reputation in the community and the industry.

Past  and  Current  Litigation.  As a  condition  of  employment,  each  new  employee  is  required  to  answer  a questionnaire  regarding  past and  current  civil and  criminal  actions  and certain  regulatory  matters.  Price
Associates uses the information  obtained  through these  questionnaires  to answer  questions asked on federal and state  registration  forms and for  insurance  and  bonding  purposes.  Each  employee is  responsible  for keeping answers on the  questionnaire  current.  If an employee  becomes party to any proceeding  that could lead to his or her conviction for any felony or  misdemeanor  (other than traffic or other minor  offenses) or becomes the subject of a  regulatory  action by the SEC, a state,  a foreign  government  or any  domestic  or foreign  self-regulatory organization  relating  to  securities  or  investment  activities,  he or she should  notify the Legal  Department promptly.

Financial  Reporting.  Price  Associates'  records are maintained in a manner that provides for an accurate  record of all financial  transactions in conformity with generally accepted accounting  principles.  No false or deceptive entries may be made and all entries must contain an  appropriate  description of the  underlying  transaction.  All reports,  vouchers,  bills, invoice, payroll and service records and other essential data must be accurate,  honest and timely and should provide an accurate and complete representation of the facts.

Health and Safety in the Workplace.  Price Associates  recognizes its  responsibility  to provide  employees a safe and healthful workplace and proper facilities to help them do their jobs effectively.

Illegal  Payments.  State,  federal and foreign laws  prohibit  the payment of bribes,  kickbacks,  inducements  or other illegal  gratuities or payments by or on behalf of Price Associates.  Price Associates,  through its policies and  practices,  is committed to comply fully with these laws. The Foreign  Corrupt  Practices Act makes it a crime to corruptly  give,  promise or authorize  payment,  in cash or in kind,  for any service to a foreign  official or political  party in  connection  with  obtaining  or  retaining  business.  If an employee is  solicited to make or receive an illegal payment, he or she should contact the Legal Department.

Marketing  and  Sales  Activities.   All  written  and  oral  marketing  materials  and  presentations   (including
performance  data) must be in compliance with  applicable  SEC, NASD, and Association of Investment  Management and
Research  ("AIMR")  requirements.  All  advertisements,  sales  literature  and other written  marketing  materials
(whether  they be for the Price  Funds,  non-Price  funds,  or various  advisory  or  brokerage  services)  must be reviewed  and approved by the  advertising  section of the Legal  Department  prior to use.  All  performance  data distributed outside the firm,  including total return and yield information,  must be obtained from the Performance
Group before distribution.

Policy  Regarding  Acceptance  and Giving of Gifts and  Gratuities.  The firm, as well as its employees and members of their  families,  should not accept or give gifts that might in any way create or appear to create a conflict of interest or  interfere  with the  impartial  discharge  of our  responsibilities  to clients or place our firm in a difficult  or  embarrassing  position.  Such gifts would  include  gratuities  or other  accommodations  from or to business  contacts,  brokers,  securities  salespersons,  approved  companies,  suppliers,  clients,  or any  other individual or organization with whom our firm has a business  relationship,  but would not include certain types of business entertainment as described later in this section.

         Receipt of Gifts.  Personal  contacts  may lead to gifts which are offered on a  friendship  basis and may be perfectly  proper.  It must be  remembered,  however,  that  business  relationships  cannot  always be separated  from  personal  relationships  and that the  integrity  of a  business  relationship  is always susceptible to criticism in hindsight where gifts are received.

         Under no  circumstances  may employees  accept gifts from any business or business  contact in the form of cash or cash  equivalents.  Gift  certificates  may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

         There may be an occasion where it might be awkward to refuse a token non-cash  expression of  appreciation given in the  spirit  of  friendship.  In such  cases,  the value of all gifts  received  from a  business contact  should not exceed $100 in any  twelve-month  period.  The value of a gift directed to the members of a  department  as a group may be divided  by the  number of the  employees  in that  Department.  Gifts received which are unacceptable according to this policy must be returned to the givers.

         Giving of Gifts.  An  employee  may never  give a gift to a  business  contact in the form of cash or cash equivalents,  including  gift  certificates.  Token  gifts  may be given  to  business  contacts,  but the aggregate  value of all such gifts given to the business  contact may not exceed $100 in any  twelve-month period without the permission of the  Chairperson of the Ethics  Committee.  If an employee  believes that it would be  appropriate to give a gift with a value  exceeding  $100 to a business  contact in a specific situation,  he or she must  submit a written  request  to the  Chairperson  of the Ethics  Committee.  The request should specify:

C        the name of the giver;
C        the name of the intended recipient and his or her employer;
C        the nature of the gift and its monetary value;
C        the nature of the business relationship; and
C        the reason the gift is being given.

         NASD  regulations  prohibit  exceptions  to the $100 limit for gifts given in connection  with  Investment
         Services' business.  Baltimore/Legal Compliance will retain a record of all such gifts.

         Additional  Requirements for the Giving of Gifts in Connection with the  Broker/Dealer.  NASD Conduct Rule
         3060  imposes  stringent  reporting  requirements  for gifts given to any  principal,  employee,  agent or similarly  situated  person where the gift is in connection with  Investment  Services'  business with the person's  employer.  Examples  of gifts  that fall  under  this rule  would  include  any gift given to an employee of a company to which our firm  provides  investment  products  such as mutual funds (e.g.,  many
         401(k)  plans) or to which we are  marketing  investment  products.  Under this NASD  rule,  gifts may not
         exceed  $100  (without  exception)  and  persons  associated  with  Investment  Services,   including  its
         registered representatives, must report each such gift.

         The NASD reporting  requirement is normally met when an item is ordered  electronically from the Corporate
         Gift  website.  If a gift  is  obtained  from  another  source,  it must be  reported  to  Baltimore/Legal
         Compliance.  The report to Baltimore Legal/Compliance must include:

C        the name of the giver;

C        the name of the recipient and his or her employer;

C        the nature of the gift and its monetary value;

C        the nature of the business relationship; and

C        the date the gift was given.

         Entertainment.  Our firm's $100 limit on the  acceptance  and giving of gifts not only applies to gifts of merchandise,  but also covers the  enjoyment or use of property or  facilities  for  weekends,  vacations, trips,  dinners,  and the like.  However,  this limitation does not apply to dinners,  sporting events and other activities  which are a normal part of a business  relationship.  To illustrate this principle,  the following examples are provided:

                  First  Example:  The head of  institutional  research at brokerage  firm "X" (whom you have known and done  business  with for a number  of  years)  invites  you and your wife to join her and her husband for dinner and afterwards a theatrical production.

                  Second  Example:  You are  going to New York for a  weekend  with  your  wife.  You wish to see a recent  Broadway  hit,  but are  told it is sold  out.  You  call a broker  friend  who  works at company  "X" to see if he can get  tickets  for  you.  The  broker  says yes and  offers  you two tickets free of charge.

                  Third  Example:  You have been  invited by a vendor to a multi-day  excursion  to a resort  where the primary  focus is  entertainment  as opposed to business.  The vendor has offered to pay your travel and lodging for this trip.

         In the first example, it would be proper for you to accept the invitation.

         With respect to the second  example,  it would not be proper to solicit a person doing  business  with the firm for free tickets to any event.  You could,  however,  accept the tickets if you pay for them at their fair value or, if greater, at the cost to the broker.

         With respect to the third example,  trips of substantial  value, such as multi-day  excursions to resorts, hunting  locations  or sports  events,  where the primary  focus is  entertainment  as opposed to business activities,  would  not  be  considered  a  normal  part  of  a  business  relationship.  Generally,  such invitations  may not be accepted  unless our firm or the employee  pays for the cost of the  excursion and the employee has obtained approval from his or her Division Head.

The same principles apply if an employee wishes to entertain a business  contact.  Inviting  business contacts and, if appropriate,  their guests, to an occasional meal, sporting event, the theater,  or comparable  entertainment is acceptable  as long as it is neither so frequent  nor so extensive  as to raise any  question of  propriety.  If an employee wishes to pay for a business  guest's  transportation  (e.g.,  airfare) and/or  accommodations  as part of business entertainment, he or she must first receive the permission of the Chairperson of the Ethics Committee.

Research  Trips.  Occasionally,  brokers  or  portfolio  companies  invite  employees  of our  firm  to  attend  or participate in research conferences,  tours of portfolio companies' facilities,  or meetings with the management of such  companies.  These  invitations  may  involve  traveling  extensive  distances  to and from  the  sites of the specified  activities  and may require  overnight  lodging.  Employees  may not accept any such  invitations  until approval has been secured from their Division heads. As a general rule,  such  invitations  should only be accepted after a determination  has been made that the proposed activity  constitutes a valuable research  opportunity which will be of primary benefit to our clients.  All travel  expenses to and from the sites of the  activities,  and the expenses of any overnight  lodging,  meals or other  accommodations  provided in connection  with such  activities, should be paid for by our firm except in  situations  where the costs are  considered to be  insubstantial  and are not readily  ascertainable.  Employees  may not accept  reimbursement  from  brokers or  portfolio  companies  for:
travel  and hotel  expenses;  speaker  fees or  honoraria  for  addresses  or papers  given  before  audiences;  or consulting  services  or advice they may  render.  Likewise,  employees  may  neither  request nor accept  loans or personal services from brokers or portfolio companies.

Political  Activities.  Employees  are  encouraged  to  participate  and  vote  in all  federal,  state  and  local elections.  All officers and directors of Price  Associates  are required to disclose  certain  Maryland  local and state political  contributions on a semi-annual basis (a Political  Contribution  Questionnaire is sent to officers and directors each January and July).

No political  contribution of corporate funds,  direct or indirect,  to any political candidate or party, or to any other  organization  that might use the  contribution  for a  political  candidate  or party,  or use of  corporate property,  services  or other  assets may be made  without  the written  approval  of the Legal  Department.  These prohibitions  cover not only  direct  contributions  but also  indirect  assistance  or  support of  candidates  or political  parties through  purchase of tickets to special dinners or other fund raising events,  or the furnishing of any other goods, services or equipment to political parties or committees.

Protection  of  Corporate  Assets.  All  employees  are  responsible  for  taking  measures  to ensure  that  Price
Associates'  assets are properly  protected.  This  responsibility  not only  applies to our  business  facilities, equipment  and supplies,  but also to intangible  assets such as  proprietary,  research or marketing  information, corporate trademarks and servicemarks, and copyrights.

Quality of Services.  It is a continuing  policy of Price  Associates to provide  investment  products and services which:  (1) meet applicable  laws,  regulations and industry  standards;  (2) are offered to the public in a manner which ensures that each  client/shareholder  understands the objectives of each investment  product  selected;  and
(3) are properly advertised and sold in accordance with all applicable SEC, state and NASD rules and regulations.

The  quality of Price  Associates'  investment  products  and  services  and  operations  affects  our  reputation, productivity,  profitability  and market position.  Price  Associates' goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

Record  Retention.  Under various federal and state laws and regulations,  Price Associates is required to produce, maintain and retain  various  records,  documents and other written  (including  electronic)  communications.  Each employee is responsible for adhering to Price Associates' record maintenance and retention policies.

Referral Fees.  Federal  securities  laws strictly  prohibit the payment of any type of referral fee unless certain conditions  are met.  This would  include any  compensation  to persons  who refer  clients or  shareholders  to us
(e.g.,  brokers,  registered  representatives  or any other persons) either directly in cash, by fee splitting,  or indirectly by the providing of gifts or services  (including the allocation of brokerage).  No arrangements  should be entered into  obligating  Price  Associates  or any employee to pay a referral fee unless  approved by the Legal
Department.

Release of  Information  to the  Press.  All  requests  for  information  from the media  concerning  T. Rowe Price
Associates' corporate affairs, mutual funds,  investment services,  investment philosophy and policies, and related subjects  should be  referred  to the Public  Relations  Department  for reply.  Investment  professionals  who are contacted  directly by the press  concerning  a particular  fund's  investment  strategy or market  outlook may use their own  discretion,  but are  advised  to check  with the Public  Relations  Department  if they do not know the reporter or feel it may be inappropriate to comment on a particular matter.

Responsibility  to Report  Violations.  Every  employee who becomes aware of a violation of this Code is encouraged to report,  on a  confidential  basis,  the violation to his or her  supervisor.  If the  supervisor  appears to be involved  in the  wrongdoing,  the  report  should be made to the next  level of  supervisory  authority  or to the
Director  of the Human  Resources  Department.  Upon  notification  of the alleged  violation,  the  supervisor  is obligated to advise the Legal Department.

It is Price  Associates'  policy that no adverse  action will be taken against any employee who reports a violation in good faith.

Service as Trustee, Executor or Personal Representative.  Employees may serve as trustees,  co-trustees,  executors or personal  representatives  for the estates of or trusts  created by close  family  members.  Employees  may also serve in such  capacities  for  estates or trusts  created  by  nonfamily  members.  However,  if an Access  Person expects to be  actively  involved in an  investment  capacity in  connection  with an estate or trust  created by a nonfamily  member,  he or she must first be granted  permission by the Ethics  Committee.  If an employee serves in any of these capacities,  securities  transactions  effected in such accounts will be subject to the prior approval
(Access  Persons only) and  reporting  requirements  (Access  Persons and  Non-Access  Persons) of our Statement of
Policy on Securities Transactions.

If any  employees  presently  serve in any of these  capacities  for  nonfamily  members,  they should report these relationships in writing to the Ethics Committee.

Speaking  Engagements and  Publications.  Employees are often asked to accept  speaking  engagements on the subject of  investments,  finance,  or their own  particular  specialty  with our  organization.  This is encouraged by the firm, as it enhances our public  relations,  but you should obtain  approval from the head of your Division  before you accept  such  requests.  You may also  accept an offer to teach a course or seminar on  investments  or related topics  (for  example,  at a local  college)  in your  individual  capacity  with the  approval of the head of your
Division and provided the course is in compliance  with the  Guidelines  found in Investment  Services'  Compliance
Manual.

Before making any  commitment to write or publish any article or book on a subject  related to  investments or your work at Price Associates, approval should be obtained from your Division head.

Trading in  Securities  with  Inside  Information.  The  purchase  or sale of  securities  while in  possession  of material,  inside  information  is  prohibited  by state and federal laws.  Information  is  considered  inside and material if it has not been publicly  disclosed and is sufficiently  important that it would affect the decision of a  reasonable  person  to buy,  sell or hold  stock in a  company,  including  Price  Associates'  stock.  Under no circumstances  may an employee  transmit such  information to any other person,  except to other  employees who are required to be kept informed on the subject.  All employees  should read and  understand the Statement of Policy on
Material, Inside (Non-Public) Information (see page 3-1).

March, 2000

E:\LGL\USERS\LGL5839\WPDATA\SARAH\CODEOFET.HIC\trpa\TRPCODE2000-A.doc

                                                         4-8

                                          T. ROWE PRICE ASSOCIATES, INC.
                                                 STATEMENT OF POLICY
                                                         ON
                                      MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

Introduction.  "Insider  trading" is a top  enforcement  priority of the  Securities  and Exchange  Commission.  In
1988, the Insider  Trading and Securities  Fraud  Enforcement  Act (the"Act") was signed into law. This Act has had a far  reaching  impact on all public  companies  and  especially  those  engaged in the  securities  brokerage  or investment  advisory  industries,  including  directors,  executive officers and other controlling  persons of such companies.  While the Act does not  provide a  statutory  definition  of  "insider  trading,"  it  contained  major changes to the previous law.  Specifically, the Act:

      Written  Procedures.   Requires  SEC-registered  brokers,  dealers  and  investment  advisers  to  establish, maintain and enforce written policies and procedures  reasonably  designed to prevent the misuse of material, non-public information by such persons.

      Civil Penalties.  Imposes severe civil penalties on brokerage firms,  investment  advisers,  their management and advisory  personnel and other  "controlling  persons" who fail to take adequate steps to prevent  insider trading  and  illegal  tipping  by  employees  and  other  "controlled  persons."  Persons  who  directly  or indirectly control  violators,  including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and  circumstances,  but not to exceed the greater  of  $1,000,000  or three  times  the  amount of profit  gained  or loss  avoided  as a result of the violation.

      Criminal Penalties.  Provides as penalties for criminal securities law violations:

o          Maximum jail term -- from five to ten years;
o          Maximum criminal fine for individuals -- from $100,000 to $1,000,000;
o          Maximum criminal fine for entities -- from $500,000 to $2,500,000.

      Private  Right of  Action.  Establishes  a  statutory  private  right of action on behalf of  contemporaneous traders against insider traders and their controlling persons.

      Bounty Payments.  Authorizes the SEC to award bounty payments to persons who provide  information  leading to the  successful  prosecution  of insider  trading  violations.  Bounty  payments are at the discretion of the
      SEC, but may not exceed 10% of the penalty imposed.

Purpose of  Statement  of Policy.  The  purpose of this  Statement  of Policy  ("Statement")  is to comply with the
Act's  requirement to establish,  maintain,  and enforce written  procedures  designed to prevent insider  trading.
This Statement  explains:  (i) the general legal  prohibitions and sanctions  regarding  insider trading;  (ii) the meaning  of the key  concepts  underlying  the  prohibitions;  (iii)  the  obligations  of each  employee  of Price
Associates in the event he or she comes into possession of material,  non-public  information;  and (iv) the firm's educational  program  regarding  insider  trading.  Price  Associates  has also  adopted a  Statement  of Policy on
Securities  Transactions  (see page 4-1),  which requires both Access  Persons (see p. 4-3) and Non-Access  Persons
(see p. 4-4) to obtain prior clearance with respect to their  transactions in Price  Associates' stock and requires
Access  Persons to obtain prior  clearance  with respect to all  pertinent  securities  transactions.  In addition, both Access Persons and Non-Access Persons are required to report such transactions on a timely basis to the firm.

The Basic Insider  Trading  Prohibition.  The "insider  trading"  doctrine under federal  securities laws generally prohibits any person (including investment advisers) from:

o        trading in a security  while in possession  of material,  non-public  information  regarding the issuer of the security;

o        tipping such information to others;
o        recommending the purchase or sale of securities while in possession of such information;

o        assisting someone who is engaged in any of the above activities.
Thus,  "insider  trading" is not limited to insiders of the company whose securities are being traded.  It can also apply to non-insiders,  such as investment analysts,  portfolio managers and stockbrokers.  In addition,  it is not limited to persons who trade.  It also  covers  persons  who tip  material,  non-public  information  or  recommend transactions in securities while in possession of such information.

Policy of Price  Associates on Insider  Trading.  It is the policy of Price Associates and its affiliates to forbid any of their officers,  directors,  or employees,  while in possession of material,  non-public  information,  from trading securities or recommending  transactions,  either personally or in its proprietary accounts or on behalf of others (including mutual funds and private accounts), or communicating  material,  non-public information to others in violation of federal securities laws.

"Need to Know" Policy. All information  regarding planned,  prospective or ongoing securities  transactions must be treated as confidential.  Such information  must be confined,  even within the firm, to only those  individuals and departments who must have such information in order for Price  Associates to carry out its engagement  properly and effectively.  Ordinarily,  these  prohibitions will restrict  information to only those persons who are involved in the matter.

Transactions  Involving  Price  Associates'  Stock.  Officers,  directors  and employees are reminded that they are
"insiders" with respect to Price  Associates  since Price Associates is a public company and its stock is traded in the  over-the-counter  market. It is therefore  important that employees not discuss with family,  friends or other persons any matter  concerning Price  Associates  which might involve  material,  non-public  information,  whether favorable or unfavorable.

Sanctions.  Penalties  for  trading on  material,  non-public  information  are  severe,  both for the  individuals involved in such unlawful  conduct and their  employers.  An employee of Price  Associates who violates the insider trading  laws  can be  subject  to  some or all of the  penalties  described  below,  even  if he or she  does  not personally benefit from the violation:

o        Injunctions;
o        Treble damages;
o        Disgorgement of profits;
o        Criminal fines;
o        Jail sentences;
o        Civil penalties for the person who committed the violation (which would,  under normal  circumstances,  be the employee  and not the firm) of up to three times the profit  gained or loss  avoided,  whether or not the individual actually benefitted; and

o        Civil  penalties  for Price  Associates  (and other  persons,  such as managers and  supervisors,  who are deemed to be  controlling  persons) of up to the greater of  $1,000,000  or three times the amount of the profit gained or loss avoided.

In addition,  any  violation of this  Statement  can be expected to result in serious  sanctions  being  imposed by
Price Associates, including dismissal of the person(s) involved.

Basic  Concepts  of Insider  Trading.  The four  critical  concepts in insider  trading  cases are:  (1)  fiduciary duty/misappropriation, (2) materiality,  (3) non-public, and (4) possession.  Each concept is discussed below.

Fiduciary  Duty/Misappropriation.  In two  decisions,  Dirks v. SEC and  Chiarella  v.  United  States,  the United
States  Supreme Court held that insider  trading and tipping  violate the federal  securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider,  such as a corporate officer,  purchases  securities of his or her corporation  on  the  basis  of  material,  non-public  information.  Such  conduct  breaches  a duty  owed  to the corporation's  shareholders.  The duty breached,  however,  need not be to  shareholders  to support  liability for insider trading;  it could also involve a breach of duty to a client,  an employer,  employees,  or even a personal acquaintance.  For example,  courts have held that if the insider  receives a personal  benefit  (either  direct or indirect) from the  disclosure,  such as a pecuniary gain or reputational  benefit,  that would be enough to find a fiduciary breach.

The concept of who  constitutes  an  "insider"  is broad.  It  includes  officers,  directors  and  employees  of a company. In addition,  a person can be a "temporary  insider" if he or she enters into a confidential  relationship in the conduct of a company's  affairs and, as a result,  is given access to  information  solely for the company's purpose.  A temporary  insider can include,  among others, a company's  attorneys,  accountants,  consultants,  and bank lending  officers,  as well as the  employees  of such  organizations.  In  addition,  any person may become a temporary  insider of a company if he or she advises the company or provides other  services,  provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a  "misappropriation"  theory, an outsider (such as an investment analyst) may be  liable  if he or she  breaches  a duty to  anyone  by:  (1)  obtaining  information  improperly,  or (2)  using information  that was  obtained  properly  for an improper  purpose.  For example,  if  information  is given to an analyst on a confidential  basis and the analyst uses that information for trading purposes,  liability could arise under the  misappropriation  theory.  Similarly,  an analyst  who trades in breach of a duty owed  either to his or her employer or client may be liable under the  misappropriation  theory.  For  example,  the Supreme  Court upheld the  misappropriation  theory  when a lawyer  received  material,  non-public  information  from a law  partner who represented  a client  contemplating  a tender  offer,  where  that  lawyer  used the  information  to trade in the securities of the target company.

The  situations  in which a person can trade  while in  possession  of  material,  non-public  information  without breaching  a duty are so  complex  and  uncertain  that the only  safe  course is not to  trade,  tip or  recommend securities while in possession of material, non-public information.

Materiality.  Insider trading  restrictions  arise only when the information  that is used for trading,  tipping or recommendations  is "material." The  information  need not be so important that it would have changed an investor's decision to buy or sell;  rather,  it is enough that it is the type of  information on which  reasonable  investors rely in making purchase, sale, or hold decisions.

      Resolving  Close  Cases.  The  Supreme  Court has held that,  in close  cases,  doubts  about  whether or not information  is material  should be resolved in favor of a finding of  materiality.  You should also be aware that your  judgment  regarding  materiality  may be reviewed  by a court or the SEC with the 20-20  vision of hindsight.

      Effect on Market Price.  Any information  that, upon  disclosure,  is likely to have a significant  impact on the market price of a security should be considered material.

      Future  Events.  The  materiality  of facts  relating to the possible  occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

      Illustrations.  The following  list,  though not  exhaustive,  illustrates the types of matters that might be considered material: a joint venture,  merger or acquisition;  the declaration or omission of dividends;  the acquisition or loss of a significant  contract; a change in control or a significant change in management;  a call of securities for redemption;  the borrowing of a significant  amount of funds;  the purchase or sale of a significant  asset;  a  significant  change in capital  investment  plans;  a significant  labor dispute or disputes with  subcontractors  or suppliers;  an event  requiring a company to file a current  report on Form
      8-K with the SEC;  establishment  of a program to make purchases of the company's own shares;  a tender offer for another  company's  securities;  an event of technical  default or default on interest  and/or  principal payments;  advance  knowledge of an upcoming  publication  that is expected to affect the market price of the stock.

      These  illustrations  are equally  applicable  to Price  Associates  as a public  company and should serve as examples  of the  types of  matters  that  employees  should  not  discuss  with  persons  outside  the firm.
      Remember,  even though you may have no intent to violate any federal  securities law, an offhand comment to a friend might be used  unbeknownst  to you by such friend to effect  purchases  or sales of Price  Associates'
      stock.  If such  transactions  were discovered and your friend were  prosecuted,  your status as an informant or "tipper" would directly involve you in the case.

Non-Public Vs. Public  Information.  Any information  which is not "public" is deemed to be  "non-public."  Just as an investor is permitted to trade on the basis of  information  that is not  material,  he or she may also trade on the basis of  information  that is  public.  Information  is  considered  public if it has been  disseminated  in a manner making it available to investors  generally.  An example of non-public  information  would include  material information  provided to a select group of analysts but not made  available to the  investment  community at large.
Set forth below are a number of ways in which non-public information may be made public.

      Disclosure to News Services and National Papers.  The U.S. stock exchanges  require  exchange-traded  issuers to disseminate  material,  non-public  information  about their  companies to: (1) the national  business and financial  newswire services (Dow Jones and Reuters);  (2) the national service  (Associated  Press); and (3)
      The New York Times and The Wall Street Journal.

      Local  Disclosure.  An  announcement by an issuer in a local newspaper might be sufficient for a company that is only locally traded, but might not be sufficient for a company that has a national market.

      Information  in SEC  Reports.  Information  contained  in  reports  filed  with the SEC will be  deemed to be public.

      Information in Brokerage  Reports.  Information  published in bulletins and research reports  disseminated by brokerage firms will, as a general matter, be deemed to be public.

If Price  Associates is in possession of material,  non-public  information  with respect to a security before such information  is  disseminated  to the public (i.e.,  such as being  disclosed in one of the public media  described above),  Price  Associates and its employees must wait a sufficient  period of time after the  information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated.

Concept of  Possession.  It is  important to note that the SEC takes the position  that the law  regarding  insider trading  prohibits  any person from trading in a security in violation of a duty of trust and  confidence  while in possession  of material,  non-public  information  regarding  the  security.  This is in contrast to trading on the basis of the material,  non-public  information.  To illustrate the problems created by the use of the "possession"
standard, as opposed to the "caused" standard, the following three examples are provided:

      First, if the investment  committee to a Price mutual fund were to obtain  material,  non-public  information about one of its portfolio  companies  from a Price equity  research  analyst,  that fund would be prohibited from trading in the  securities  to which that  information  relates.  The  prohibition  would last until the information is no longer material or non-public.

      Second, if the investment  committee to a Price mutual fund obtained material,  non-public  information about a particular  portfolio security but continued to trade in that security,  then the committee members,  Price
      Associates, and possibly management personnel might be liable for insider trading violations.

      Third,  even if the  investment  committee  to the Fund  does  not  come  into  possession  of the  material, non-public  information  known to the equity research  analyst,  if it trades in the security,  it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

Tender  Offers.   Tender  offers  are  subject  to  particularly  strict  regulation  under  the  securities  laws.
Specifically,  trading in securities  which are the subject of an actual or impending  tender offer by a person who is in  possession  of material,  non-public  information  relating to the offer is illegal,  regardless  of whether there was a breach of fiduciary duty.  Under no  circumstances  should you trade in securities  while in possession of material, non-public information regarding a potential tender offer.

Procedures to be Followed When Receiving Material, Non-Public Information.

Whenever an employee  comes into  possession  of material,  non-public  information,  he or she should  immediately contact the Legal Department and refrain from disclosing the information to anyone else,  including  persons within
Price Associates, unless specifically advised to the contrary.

Specifically, employees may not:

o        Trade in securities to which the material, non-public information relates;

o        Disclose the information to others;

o        Recommend purchases or sales of the securities to which the information relates.

If the Legal Department determines that the information is material and non-public, it will decide whether to:

o        Place the security on a Watch List  ("Watch  List") and  restrict  the flow of the  information  to others within Price  Associates  in order to allow Price  Associates'  investment  personnel  to continue  their ordinary investment activities.  This procedure is commonly referred to as a Chinese Wall; or

o        Place the security on a Restricted List  ("Restricted  List") in order to prohibit trading in the security by both clients and employees.

The Watch List is highly  confidential  and  should,  under no  circumstances,  be  disseminated  to anyone  except authorized  personnel in the Legal Department.  The Restricted List is also highly  confidential and should,  under no circumstances, be disseminated to anyone outside Price Associates.

The employee  whose  possession  of or access to inside  information  has caused the  inclusion of an issuer on the
Watch List may never trade or recommend  the trade of the  securities  of that issuer  without the  specific  prior approval of the Legal Department.

If an employee  receives a private  placement  memorandum  and the  existence  of the private  offering  and/or the contents of the  memorandum is material and  non-public,  the employee  should  contact the Legal  Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

Specific Procedures Relating to the Safeguarding of Inside Information.

      To ensure  the  integrity  of the  Chinese  Wall,  and the  confidentiality  of the  Restricted  List,  it is important  that all employees take the following  steps to safeguard the  confidentiality  of material,  non-public information:

o        Do not  discuss  confidential  information  in  public  places  such  as  elevators,  hallways  or  social gatherings;

o        To the extent  practical,  limit access to the areas of the firm where  confidential  information could be observed or overheard to employees with a business need for being in the area;

o        Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

o        Where  appropriate,  maintain the  confidentiality of client identities by using code names or numbers for confidential projects;

o        Exercise care to avoid placing documents  containing  confidential  information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

o        Destroy copies of confidential documents no longer needed for a project.

Price  Associates has adopted specific  written  procedures,  Procedures  Pertaining to the  Administration  of the
Statement of Policy on Material,  Inside  (Non-Public)  Information  ("Procedures")  to deal with those  situations where  employees of the firm are in  possession  of material,  non-public  information  with respect to  securities which may be in or are being  considered for inclusion in the  portfolios of clients  managed by other areas of the firm and when tender offer  financing  information is received.  These  Procedures also describe the procedures for managing  relationship  conflicts in the municipal  area.  These  Procedures have been designed to isolate and keep confidential  material,  non-public information known to one investment group or employee from the remainder of the firm.  They are considered a part of this Statement and will be distributed to all appropriate personnel.

Education  Program.  While the probability of research  analysts and portfolio  managers being exposed to material, non-public  information  with respect to companies  considered  for  investment  by clients is greater than that of other  employees,  it is imperative that all employees have a full  understanding  of this Statement,  particularly since the insider trading restrictions also apply to transactions in the stock of Price Associates.

To ensure that all employees  are properly  informed of and  understand  Price  Associates'  policy with respect to insider trading, the following program has been adopted.

      Initial  Review for New Employees.  All new employees  will be given a copy of the Code,  which includes this
      Statement,  at the time of their  employment  and will be  required  to  certify  that  they  have read it. A representative  of the Legal Department will review the Statement with each new portfolio  manager,  research analyst,  and trader,  as well as with any person who joins the firm as a vice president of Price Associates, promptly after his or her employment.

      Distribution  of Statement.  Any time this  Statement is materially  revised,  copies will be  distributed to all employees.

      Annual Review with Research  Analysts,  Counselors  and Traders.  A  representative  of the Legal  Department will review this Statement at least annually with portfolio managers, research analysts, and traders.

      Annual  Confirmation  of  Compliance.  All  employees  will be asked to confirm  their  understanding  of and adherence to this Statement on an annual basis.

Questions.  If you have any questions with respect to the  interpretation  or application  of this  Statement,  you are encouraged to discuss them with your immediate supervisor or the Legal Department.

March, 2000

E:\LGL\USERS\LGL5839\WPDATA\SARAH\CODEOFET.HIC\TRPA\STPOLINS2000.DOC

                                                        4-20

                                          T. ROWE PRICE ASSOCIATES, INC.
                                                 STATEMENT OF POLICY
                                                         ON
                                               SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

        Legal  Requirement.  In  accordance  with the  requirements  of the  Securities  Exchange Act of 1934,  the
        Investment Company Act of 1940, the Investment  Advisers Act of 1940 and the Insider Trading and Securities
        Fraud  Enforcement Act of 1988, T. Rowe Price  Associates,  Inc. ("Price  Associates") and the mutual funds
        ("TRPA  Funds")  which it  manages  have  adopted  this  Statement  of  Policy on  Securities  Transactions
        ("Statement").  Both Rowe Price-Fleming  International,  Inc. ("RPFI") and T. Rowe Fleming Asset Management
        Limited ("TRFAM") have also adopted  Statements of Policy on Securities  Transactions.  Funds sponsored and managed by Price Associates or RPFI will be referred to as the "Price Funds."

        Price  Associates'  Fiduciary  Position.  As an  investment  adviser,  Price  Associates  is in a fiduciary position  which  requires  it to act  with an eye  only  to the  benefit  of its  clients,  avoiding  those situations  which might place,  or appear to place,  the  interests of Price  Associates  or its  officers, directors and employees in conflict with the interests of clients.

        Purpose  of  Statement.  The  Statement  was  developed  to help  guide  Price  Associates'  employees  and independent  directors and the  independent  directors of the Price Funds in the conduct of their  personal investments and to:

o        eliminate the  possibility  of a transaction  occurring  that the  Securities  and Exchange  Commission or other regulatory bodies would view as illegal, such as Front Running (see definition below);

o        avoid  situations  where  it  might  appear  that  Price  Associates  or the  Price  Funds or any of their officers,  directors  or  employees  had  personally  benefited  at the  expense  of a  client  or  fund shareholder or taken inappropriate advantage of their fiduciary positions; and

o        prevent, as well as detect, the misuse of material, non-public information.

        Employees and the independent  directors of Price  Associates and the Price Funds are urged to consider the reasons for the adoption of this Statement.  Price  Associates' and the Price Funds'  reputations  could be adversely  affected  as the result of even a single  transaction  considered  questionable  in light of the fiduciary duties of Price Associates and the independent directors of the Price Funds.

        Front  Running.  Front  Running is illegal.  It is generally  defined as the purchase or sale of a security by an officer,  director or employee of an investment  adviser or mutual fund in  anticipation of and prior to the  adviser  effecting  similar  transactions  for its clients in order to take  advantage  of or avoid changes in market prices effected by client transactions.

PERSONS SUBJECT TO STATEMENT.  The provisions of this Statement  apply as described below to the following  persons and  entities.  Each  person  and  entity  is  classified  as either an  Access  Person or a  Non-Access  Person as described  below.  The  provisions of this  Statement may also apply to an Access  Person's or Non-Access  Person's spouse,  minor children,  and certain other relatives,  as further described on page 4-4 of this Statement.  Access
Persons  are  subject  to all  provisions  of  this  Statement.  Non-Access  Persons  are  subject  to the  general principles  of the  Statement  and its reporting  requirements,  but are exempt from prior  clearance  requirements except for transactions in Price Associates' stock.  The persons and entities covered by this Statement are:

        Price  Associates.  Price  Associates,  each of its subsidiaries and their retirement  plans, and the Price
        Associates Employee Partnerships.

        Personnel.  Each officer, inside director and employee of Price Associates and its subsidiaries,  including
        T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

        Certain Temporary Workers.  These workers include:

o        All temporary workers hired on the Price Associates payroll ("TRPA Temporaries");

o        All agency temporaries whose assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

o        All independent or agency-provided consultants whose assignments exceed four weeks or whose  cumulative  assignments  exceed  eight  weeks  over a  twelve-month  period  and whose work is closely  related to the ongoing work of Price  Associates'  employees  (versus  project work that stands apart from ongoing work); and

o        Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information  and situations  that would create  conflicts on matters  covered in the Code.

        RPFI Personnel.  As stated in the first  paragraph,  a Statement of Policy on Securities  Transactions  has
        been  adopted by RPFI.  Under that  Statement,  all RPFI  personnel  (officers,  directors  and  employees)
        stationed in Baltimore will be subject to this Statement.

        TRFAM  Personnel.  As stated in the first paragraph,  a Statement of Policy on Securities  Transactions has
        been adopted by TRFAM.  Under that Statement,  all TRFAM  personnel  (officers,  directors,  and employees)
        stationed in Baltimore will be subject to this Statement.

        Retired  Employees.  Retired  employees of Price  Associates  who continue to receive  investment  research information from Price Associates.

INDEPENDENT  DIRECTORS OF PRICE  ASSOCIATES  AND THE PRICE FUNDS.  The  independent  directors of Price  Associates include  those  directors of Price  Associates  who are neither  officers nor  employees of Price  Associates.  The independent  directors  of the Price  Funds  include  those  directors  of the Price Funds who are not deemed to be
"interested persons" of Price Associates.

Although subject to the general principles of this Statement,  including the definition of "beneficial  ownership,"
independent  directors  are subject  only to modified  reporting  requirements.  The  independent  directors of the
Price Funds are exempt from prior  clearance  requirements.  The  independent  directors  of Price  Associates  are exempt from the prior clearance requirements except for Price Associates' stock.

ACCESS  PERSONS.  Certain  persons  and  entities  are  classified  as "Access  Persons"  under the Code.  The term
"Access Person" means:

o        Price Associates;

o        any officer (vice president or above) or director  (excluding  independent  directors) of Price Associates or the Price Funds;

o        any employee of Price  Associates or the Price Funds who, in connection with his or her regular  functions or duties,  makes,  participates  in, or obtains or has access to information  regarding the purchase or sale of securities by a Price Fund or other advisory  client,  or whose  functions  relate to the making of any recommendations with respect to the purchases or sales; or

o        any person in a control  relationship  to Price  Associates  or a Price Fund who  obtains or has access to information  concerning  recommendations  made to a Price Fund or other  advisory  client with regard to the purchase or sale of securities by the Price Fund or advisory client.

       All Access Persons are notified of their status under the Code.

        Investment  Personnel.  An Access Person is further identified as "Investment  Personnel" if, in connection with his or her regular  functions or duties,  he or she "makes or participates  in making  recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

        The term "Investment Personnel" includes, but is not limited to:

o        those employees who are authorized to make investment  decisions or to recommend  securities  transactions on behalf of the  firm's  clients  (investment  counselors  and  members  of the  mutual  fund  advisory committees);

o        research and credit analysts; and

o        traders who assist in the investment process.

        All Investment  Personnel are deemed Access  Persons under the Code. All Investment  Personnel are notified of their status under the Code.  Investment  Personnel  are  prohibited  from  investing in initial  public offerings.

NON-ACCESS  PERSONS.  Persons  who do not fall  within the  definition  of Access  Persons  are deemed  "Non-Access
Persons".

QUESTIONS  ABOUT THE STATEMENT.  You are urged to seek the advice of the  Chairperson of the Ethics  Committee when you have questions as to the application of this Statement to individual circumstances.

TRANSACTIONS  SUBJECT  TO  STATEMENT.  Except  as  provided  below,  the  provisions  of this  Statement  apply  to transactions that fall under either one of the following two conditions:

First,  you are a "beneficial  owner" of the security under the Rule 16a-1 of the  Securities  Exchange Act of 1934
("Exchange Act"), as defined below.

Second,  if you control or direct  securities  trading for another  person or entity,  those  trades are subject to this Statement even if you are not a beneficial  owner of the securities.  For example,  if you have an exercisable trading  authorization of an unrelated person's or entity's  brokerage  account,  or are directing another person's or entity's trades,  those  transactions  will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

Definition of  Beneficial  Owner.  A  "beneficial  owner" is any person who,  directly or  indirectly,  through any contract,  arrangement,  understanding,  relationship, or otherwise, has or shares in the opportunity,  directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

o        securities  held by members of the person's  immediate  family  sharing the same  household,  although the presumption of beneficial ownership may be rebutted;

o        a  person's  interest  in  securities  held by a trust,  which may  include  both trust  beneficiaries  or trustees with investment control;

o        a person's  right to acquire  securities  through the exercise or conversion of any  derivative  security, whether or not presently exercisable;

o        a general  partner's  proportionate  interest  in the  portfolio  securities  held by a general or limited partnership;

o        certain  performance-related  fees other than an asset-based fee,  received by any broker,  dealer,  bank, insurance company,  investment company,  investment adviser,  investment manager,  trustee or person or entity performing a similar function; and

o        a person's right to dividends that is separated or separable  from the underlying  securities.  Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder  shall not be deemed to have beneficial  ownership in the portfolio  securities held by a corporation or similar entity in which the person owns  securities if the  shareholder is not a controlling  shareholder of the entity and does not have or share investment control over the entity's portfolio.

Requests for Exemptions.  If you have beneficial ownership of a security,  any transaction  involving that security is presumed to be subject to the  relevant  requirements  of this  Statement,  unless you have no control  over the transaction.  Such a  situation  may  arise,  for  example,  if  you  have  delegated  investment  authority  to an independent  investment  adviser,  or your spouse has an  independent  trading  program in which you have no input.
Similarly,  if your spouse has investment control over, but no beneficial  ownership in, an unrelated  account,  an exemption may be appropriate.

If you are involved in an investment account for a family situation, trust, partnership,  corporation,  etc., which you feel should not be subject to the  Statement's  relevant  prior approval  and/or  reporting  requirements,  you should submit a written  request for  clarification  or exemption to Baltimore  Legal/Compliance  (Attn. D. Jones).
Any such  request for  clarification  or  exemption  should name the account,  your  interest in the  account,  the persons  or firms  responsible  for its  management,  and the basis  upon  which the  exemption  is being  claimed.
Exemptions are not self-executing; any exemption must be granted through Baltimore Legal/Compliance.

TRANSACTIONS IN STOCK OF PRICE  ASSOCIATES.  Because Price  Associates is a public company,  ownership of its stock subjects its officers,  inside and independent  directors,  and employees to special legal  requirements  under the
Federal  securities  laws.  Each officer,  director and employee is responsible  for his or her own compliance with these  requirements.  In  connection  with these legal  requirements,  Price  Associates  has adopted the following rules and procedures:

        Independent  Directors of Price Funds.  The  independent  directors of the Price Funds are prohibited  from owning the stock of Price Associates.

        Quarterly  Earnings  Report.  Generally,  all employees and independent  directors of Price Associates must refrain from initiating  transactions in Price Associates'  stock in which they have a beneficial  interest from the sixth trading day  following  the end of the quarter (or such other date as management  shall from time to time  determine)  until the third trading day following the public  release of earnings.  Employees and  independent  directors  will be  notified  in writing  through  the Office of the  Secretary  of Price
        Associates ("Secretary") from time to time as to the controlling dates.

        Prior Clearance.  Employees and independent  directors of Price Associates are required to obtain clearance prior to effecting any proposed  transaction  (including  gifts and  transfers)  involving  shares of Price
        Associates'  stock owned  beneficially  or through the Employee  Stock  Purchase  Plan.  Requests for prior clearance must be in writing on the form entitled,  "Notification of Proposed Transaction"  (available from
        Corporate  Records  Department)  and be submitted to the Secretary who is  responsible  for  processing and maintaining  the records of all such requests.  This would include sales of stock  purchased  through Price
        Associates  Employee Stock Purchase Plan ("ESPP").  Purchases  effected through the ESPP are  automatically reported to the Secretary.  Receiving prior clearance does not relieve employees and independent  directors of Price  Associates from  conducting  their personal  securities  transactions in full compliance with the
        Code,  including  its  prohibition  on  trading  while  in  possession  of  material,  inside  information.
        Transactions in Price  Associates'  stock are subject to the 60-Day Rule except for  transactions  effected through the ESPP and certain options exercises.  See p. 4-18.

               ====================================================================================================

               All employees and independent directors of Price Associates must obtain prior clearance of any transaction involving Price Associates' stock from the Office of the Secretary of Price Associates.

               ====================================================================================================

        Initial  Disclosure  of  Holdings.  Each new  employee  must  report to the  Secretary  any shares of Price
        Associates'  stock of which he or she has  beneficial  ownership  no later  than 10 days  after  his or her starting date of employment.

        Dividend  Reinvestment  Plans.  Purchases of Price Associates' stock owned outside of the ESPP and effected through a dividend  reinvestment  plan need not receive prior clearance if the Secretary's  office has been previously  notified  by the  employee  that he or she will be  participating  in that plan.  Reporting  of transactions effected through that plan need only be made quarterly,  except that employees who are subject to Section 16 of the Securities Exchange Act of 1934 reporting must report such transactions monthly.

        Effectiveness of Prior Clearance.  Prior clearance of transactions in Price  Associates' stock is effective for five (5) business days from and including the date the clearance is granted,  unless (i) advised to the contrary by the  Secretary  prior to the proposed  transaction,  or (ii) the person  receiving the approval
        comes  into  possession  of  material,   non-public  information  concerning  the  firm.  If  the  proposed transaction in Price  Associates'  stock is not executed  within this time period,  a new clearance must be obtained.

        Reporting  of  Disposition  of Proposed  Transaction.  Covered  persons  must notify the  Secretary  of the disposition (whether the proposed transaction was effected or not) of each transaction  involving shares of
        Price Associates' stock owned directly within two business days of its execution,  or within seven business days of the date of prior clearance, if not executed.

        Insider Reporting and Liability.  Under current rules, certain officers,  directors and 10% stockholders of a publicly traded company  ("Insiders") are subject to the requirements of Section 16. Insiders include the directors and certain managing directors of Price Associates.

        SEC Reporting.  There are three  reporting forms which insiders are required to file with the SEC to report their purchase,  sale and transfer  transactions in, and holdings of, Price Associates' stock. Although the
        Secretary will provide assistance in complying with these requirements as an accommodation to insiders,  it remains  the legal  responsibility  of each  insider to assure that the  applicable  reports are filed in a timely manner.

o        Form 3. The  initial  ownership  report by an insider is  required to be filed on Form 3. This report must be filed  within ten days after a person  becomes an insider  (i.e.,  is elected as a director or appointed  as managing  director)  to report all current  holdings  of Price  Associates'  stock.
                  Following the election or  appointment  of an insider,  the Secretary will deliver to the insider a Form 3 for appropriate signatures and will file such Form with the SEC.

o        Form 4. Any change in the  insider's  ownership  of Price  Associates'  stock must be reported on a Form 4 unless  eligible  for deferred  reporting  on year-end  Form 5. The Form 4 is due by the 10th day following the end of the month in which the ownership change occurred.  Following  receipt of the
                  Notice of  Disposition of the proposed  transaction,  the Secretary will deliver to the insider a
                  Form 4, as applicable, for appropriate signatures and will file such Form with the SEC.

o        Form 5. Any  transaction  or holding which is exempt from  reporting on Form 4, such as option  exercises, small  purchases of stock,  gifts,  etc. may be reported on a deferred  basis on Form 5 within 45 days  after  the end of the  calendar  year  in  which  the  transaction  occurred.  No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

               Liability  for  Short-Swing  Profits.  Under Federal  securities  laws,  profit  realized by certain officers,  as well as directors and 10% stockholders of a company  (including Price Associates) as a result of a purchase  and sale (or sale and  purchase)  of stock of the  company  within a period of less than six months must be returned to the firm upon request.

        Office of Thrift Supervision  ("OTS")  Reporting.  Price Associates is the holding company of T. Rowe Price
        Savings Bank, which is regulated by the OTS. OTS regulations  require that the Managing  Directors of Price
        Associates,  as well as any vice  president  in charge of any Price  Associates'  affiliate,  file  reports regarding their personal  holdings of the stock of Price Associates and of the stock of any  non-affiliated savings  banks or savings and loan holding  companies.  Although the Secretary  will provide  assistance in complying  with these  requirements  as an  accommodation,  it remains  the  responsibility  of each person required to file such reports to ensure that such reports are filed in a timely manner.

PRIOR CLEARANCE REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK) FOR ACCESS PERSONS.

All Access Persons must obtain prior clearance before directly or indirectly  initiating,  recommending,  or in any way  participating  in, the  purchase  or sale of a security  in which the Access  Person has, or by reason of such transaction may acquire,  any beneficial  interest or which he or she controls,  unless exempted below.  Non-Access
Persons are not required to obtain prior  clearance  before  engaging in any  securities  transactions,  except for transaction in Price Associates' stock.

               ====================================================================================================

               All employees and independent directors of Price Associates must obtain prior clearance of any transaction involving Price Associates' stock from the Office of the Secretary of Price Associates.

               ====================================================================================================

Where  required,  prior clearance must be obtained  regardless of whether the  transaction is effected  through TRP
Brokerage or through an  unaffiliated  broker/dealer.  Receiving  prior  clearance  does not relieve Access Persons from  conducting  their  personal  securities  transactions  in  full  compliance  with  the  Code,  including  its prohibition on trading while in possession of material,  inside  information,  and with applicable  law,  including the  prohibition  on Front  Running  (see page 4-1 for  definition  of Front  Running).  Please note that the prior clearance procedures do not check compliance with the 60-Day Rule (p. 4-17).

TRANSACTIONS  (OTHER THAN IN PRICE ASSOCIATES' STOCK) EXEMPT FROM PRIOR CLEARANCE.  The following  transactions are exempt from the prior clearance requirements:

               Mutual Funds and Variable  Insurance  Products.  Purchases or  redemptions of shares of any open-end investment companies, including the Price Funds, and variable insurance products.

               Unit Investment Trusts.  Purchases or sales of shares in unit investment trusts.

               U.S. Government Obligations.  Purchases or sales of direct obligations of the U.S. Government.

               Pro Rata  Distributions.  Purchases  effected  by the  exercise  of  rights  issued  pro rata to all holders of a class of securities or the sale of rights so received.

               Mandatory Tenders.  Purchases and sales of securities pursuant to a mandatory tender offer.

               Spousal  Payroll  Deduction  Plans.  Purchases by an Access  Person's  spouse  pursuant to a payroll deduction  plan,  provided the  Compliance  Department  has been  previously  notified by the Access
               Person that the spouse will be participating in the payroll deduction plan.

               Exercise of Stock Option of Corporate  Employer by Spouse.  Transactions  involving  the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse.

               Dividend  Reinvestment Plans.  Purchases effected through an established Dividend  Reinvestment Plan
               ("DRP"),  provided the  Compliance  Department is first notified by the Access Person that he or she will be  participating  in the DRP.  An  Access  Person's  purchase  of  share(s)  of the  issuer to initiate  participation  in the DRP or an Access  Person's  purchase  of shares in addition to those purchased with  dividends (a "Connected  Purchase") and any sale of shares from the DRP must receive prior clearance.

               Systematic  Investment Plans.  Purchases effected through a systematic investment plan involving the automatic  investment  of a set  dollar  amount on  predetermined  dates,  provided  the  Compliance
               Department has been  previously  notified by the Access Person that he or she will be  participating in the plan. An Access Person's  purchase of securities of the issuer to initiate  participation  in the plan and any sale of shares from such a plan must receive prior clearance.

               Inheritances.  The acquisition of securities through inheritance.

               Gifts.  The giving of or receipt of a security as a gift.

PROCEDURES FOR OBTAINING  PRIOR  CLEARANCE  (OTHER THAN PRICE  ASSOCIATES'  STOCK) FOR ACCESS  PERSONS.  All Access
Persons should follow the procedures set forth below before engaging in the transactions described.

       Procedures For Obtaining Prior Clearance For Initial Public Offerings ("IPOs"):

               Non-Investment  Personnel.   Access  Persons  who  are  not  Investment  Personnel  ("Non-Investment
               Personnel") may purchase  securities  that are the subject of an IPO only if prior written  approval has been obtained from the Chairperson of the Ethics Committee or his or her designee  ("Designee"), which may include N.  Morris,  S.  McCafferty  or A.  Brooks.  An IPO is an  offering of  securities registered  under the Securities Act of 1933 when the issuer of the securities,  immediately  before the registration,  was not subject to certain reporting  requirements of the Securities Exchange Act of 1934.

               In considering  such a request for approval,  the  Chairperson  will determine  whether the proposed transaction  presents a conflict of interest  with any of the firm's  clients or otherwise  violates the Code.  The Chairperson will also determine whether the following conditions have been met:

               1.     The purchase is made through the Non-Investment Personnel's regular broker;

               2.     The number of shares to be  purchased  is  commensurate  with the normal size and activity of the Non-Investment Personnel's account; and

               3.     The  transaction  otherwise  meets the  requirements  of the NASD's  rules on free riding and withholding.

        Non-Investment  Personnel  will not be permitted to purchase  shares in an IPO if any of the firm's clients are prohibited from doing so. Therefore,  Non-Investment  Personnel must check with the Equity Trading Desk the day the offering is priced before  purchasing in the IPO. This  prohibition will remain in effect until the firm's clients have had the  opportunity to purchase in the secondary  market once the  underwriting is completed -- commonly referred to as the aftermarket.

               Investment Personnel.  Investment Personnel may not purchase securities in an IPO.

               Non-Access  Persons.  Although Non-Access Persons are not required to receive prior clearance before purchasing shares in an IPO, any Non-Access Person who is a registered  representative of Investment
               Services  should be aware that NASD rules may  restrict  his or her  ability to buy shares in a "hot issue," which is a new issue that trades at a premium in the secondary  market whenever that trading commences.

        Procedures  For  Obtaining  Prior  Clearance  For Private  Placements.  Access  Persons may not invest in a private  placement of securities,  including the purchase of limited  partnership  interests,  unless prior written  approval  has been  obtained  from the  Chairperson  of the Ethics  Committee  or a  Designee.  In
        considering such a request for approval,  the Chairperson will determine whether the investment opportunity
        (private  placement)  should be reserved  for the firm's  clients,  and whether  the  opportunity  is being offered to the Access  Person by virtue of his or her position  with the firm.  The  Chairperson  will also secure,  if appropriate,  the approval of the proposed  transaction  from the chairperson of the applicable investment steering committee.

                Continuing  Obligation.  An  Access  Person  who has  received  approval  to  invest  in a  private placement  of  securities  and  who,  at a later  date,  anticipates  participating  in the  firm's investment  decision  process  regarding  the purchase or sale of  securities of the issuer of that private  placement on behalf of any client,  must immediately  disclose his or her prior investment in the private  placement to the Chairperson of the Ethics  Committee and to the chairperson of the appropriate investment steering committee.

        Procedures  For  Obtaining  Prior  Clearance  For All Other  Securities  Transactions.  Requests  for prior clearance by Access Persons for all other  securities  transactions  requiring  prior clearance may be made orally, in writing,  or by electronic mail (e-mail address "Personal  Trades," which appears under "Trades"
        in the electronic mail address book) to the Equity Trading  Department of Price  Associates,  which will be responsible  for processing  and  maintaining  the records of all such requests.  All requests must include the name of the security,  the number of shares or amount of bond involved,  whether a foreign  security is involved,  and the nature of the transaction,  i.e.,  whether the transaction is a purchase,  sale or short sale.  Responses to all requests  will be made by the Trading  Department  documenting  the request and its approval/disapproval.

        Requests will  normally be processed on the same day;  however,  additional  time may be required for prior clearance of transactions in foreign securities.

        Effectiveness  of Prior Clearance.  Prior clearance of a securities  transaction is effective for three (3)
        business  days from and  including  the date the  clearance is granted,  regardless of the time of day when clearance  is granted.  If the proposed  securities  transaction  is not  executed  within this time, a new clearance must be obtained

REASONS FOR DISALLOWING ANY PROPOSED  TRANSACTION.  A proposed  securities  transaction  will be disapproved by the
Trading Department and/or the Chairperson of the Ethics Committee if:

              Pending  Client Orders.  Orders have been placed by Price  Associates or RPFI to purchase or sell the security.

              Purchases and Sales Within Seven (7) Calendar  Days.  The security has been  purchased or sold by any client of Price  Associates  or, in the case of a foreign  security,  for any client of either  Price
              Associates  or RPFI,  within  seven  calendar  days  immediately  prior  to the date of the  proposed transaction.  For  example,  if a client  transaction  occurs on  Monday,  an Access  Person  may not purchase or sell that security  until Tuesday of the following  week. If all clients have  eliminated their  holdings in a particular  security,  the seven-day  restriction is not applicable to an Access
              Person's transactions in that security.

              Approved  Company Rating  Changes.  A change in the rating of an approved  company as reported in the firm's Daily  Research  News has occurred  within seven (7) calendar  days  immediately  prior to the date of the proposed  transaction.  Accordingly,  trading would not be permitted until the eighth (8)
              calendar day.

              Securities  Subject to  Internal  Trading  Restrictions.  The  security is limited or  restricted  by
              Price Associates or RPFI as to purchase or sale for client accounts.

Requests  for Waivers of Prior  Clearance  Denials.  If an Access  Person's  request for prior  clearance  has been denied,  he or she may apply to the  Chairperson  of the Ethics  Committee for a waiver.  All such requests must be in writing and must fully  describe the basis upon which the waiver is being  requested.  Waivers are not routinely granted.

BROKERAGE  CONFIRMATIONS AND PERIODIC ACCOUNT  STATEMENTS.  All Access Persons and Non-Access  Persons must request broker-dealers  executing their  transactions  to send to the attention of Compliance,  Legal  Department,  T. Rowe
Price Associates,  Inc., P.O. Box 17218,  Baltimore,  Maryland 21297-1218 a duplicate  confirmation with respect to each and every reportable  transaction,  including Price Associates'  stock, and a copy of all periodic  statements for all  securities  accounts in which the Access  Person or Non-Access  Person is  considered  to have  beneficial ownership and/or control (see Page 4-4 for a discussion of beneficial ownership and control concepts).

NOTIFICATION  OF  BROKER/DEALER  ACCOUNTS.  All Access Persons and  Non-Access  Persons must give written notice to
Baltimore  Legal/Compliance  before opening or trading in a securities  account with any  broker/dealer,  including
TRP Brokerage.

        New  Employees.  New  employees  must give  written  notice to Baltimore  Legal/Compliance  of any existing securities  accounts  maintained with any broker/dealer  when joining the firm (no later than 10 days after the starting date).

        Officers,  Directors  and  Registered  Representatives  of  Investment  Services.  The NASD  requires  each associated person of T. Rowe Price Investment Services, Inc. to:

o        Obtain  approval  from  Investment  Services  (request  should be in writing and be directed to  Baltimore
           Legal/Compliance)  before  opening  or  placing  the  initial  trade in a  securities  account  with any broker/dealer; and

o        Provide the broker/dealer with written notice of his or her association with Investment Services.

TRANSACTION  REPORTING  REQUIREMENTS  (OTHER THAN PRICE  ASSOCIATES'  STOCK  TRANSACTIONS).  All Access Persons and
Non-Access  Persons must report all  securities  transactions  unless the  transaction  is exempted from  reporting below.

        Transactions Exempt From Reporting.  The following transactions are exempt from the reporting requirements:

               Mutual Funds and Variable Insurance  Products.  The purchase or redemption of shares of any open-end investment  companies,  including the Price Funds, and variable insurance products,  except that any employee who serves as the president or executive  vice president of a Price Fund must report his or her  beneficial  ownership or control of shares in that Fund to Baltimore  Legal/Compliance  through electronic mail to Dottie Jones.

               Stock Splits and Similar  Acquisitions.  The acquisition of additional shares of existing  corporate holdings  through the  reinvestment  of income  dividends and capital  gains in mutual funds,  stock splits, stock dividends, exercise of rights, exchange or conversion.

               U.S. Government Obligations.  Purchases or redemptions of direct obligations of the U.S. Government.

               Dividend  Reinvestment  Plans.  The  purchase  of  securities  with  dividends  effected  through an established  DRP. If, however,  a Connected  Purchase or a sale must receive prior clearance (see p.
               4-9), that transaction must also be reported.

        Transactions  That Must Be Reported.  Other than the  transactions  specified  above as exempt,  all Access
        Persons and Non-Access Persons are required to file a report of the following securities transactions:

               Cleared  Transactions.  Any  transaction  that  is  subject  to the  prior  clearance  requirements, including  purchases  in initial  public  offerings  and private  placement  transactions.  Although
               Non-Access  Persons are not required to receive prior clearance for securities  transactions  (other than Price Associates'  stock), they must report any transaction that would have been required to be prior cleared by an Access Person.

               Unit Investment Trusts.  The purchase or sale of shares of a Unit Investment Trust.

               Pro Rata  Distributions.  Purchase effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

               Inheritances.  Acquisition of securities through inheritance.

               Gifts.  Acquisition or disposition of securities by gift.

               Mandatory Tenders.  Purchases and sales of securities pursuant to a mandatory tender offer.

               Spousal  Payroll  Deduction  Plans/Spousal  Stock  Option.  Transactions  involving  the purchase or exchange of securities by the spouse of an Access Person or Non-Access  Person pursuant to a payroll deduction  plan or the exercise by the spouse of an Access  Person or  Non-Access  Person of a stock option issued by the spouse's  employer.  Reporting of spousal payroll  deduction plan  transactions need only be made  quarterly;  reporting of a spousal Stock Option  exercise must be made within ten days of the exercise.

               Systematic Investment Plans.  Transactions  involving the purchase of securities by an Access Person or Non-Access Person pursuant to a systematic  investment plan.  Reporting of Systematic  Investment
               Plan transactions need only be made quarterly.

        Report Form.  If the executing  broker/dealer  provides a  confirmation  or similar  statement  directly to
        Baltimore  Legal/Compliance,  you do not need to make a  further  report.  All other  transactions  must be reported  on the  form  designated  "T.  Rowe  Price  Associates,  Inc.  Employee's  Report  of  Securities
        Transactions," a supply of which is available from Baltimore Legal/Compliance.

        When Reports are Due. You must report a  securities  transaction  within ten (10) days after the trade date or within (10) days after the date on which you first gain  knowledge of the  transaction  (for example,  a bequest) if this is later.  Reporting of transactions  involving either systematic  investment plans or the purchase  of  securities  by a spouse  pursuant  to a payroll  deduction  plan,  however,  may be  reported quarterly.

TRANSACTION  REPORTING  REQUIREMENTS  FOR THE  INDEPENDENT  DIRECTORS  OF  PRICE  ASSOCIATES  AND  THE  INDEPENDENT
DIRECTORS OF THE PRICE FUNDS. The independent  directors of Price  Associates and the independent  directors of the
Price Funds are subject to the same reporting  requirements  as Access  Persons and Non-Access  Persons except that reports need only be filed  quarterly.  Specifically:  (1) a report for each securities  transaction  must be filed with  Baltimore/Legal  Compliance  no later than ten (10) days after the end of the  calendar  quarter in which the transaction  was effected;  and (2) a report must be filed for each quarter,  regardless of whether there have been any reportable  transactions.  Baltimore/Legal  Compliance will send the independent  directors of Price Associates and the Price Funds a reminder letter and reporting form  approximately  ten days prior to the end of each calendar quarter.

MISCELLANEOUS  RULES  REGARDING  PERSONAL  SECURITIES  TRANSACTIONS.   These  rules  vary  in  their  applicability
depending upon whether you are an Access Person.

The following  rules apply to all Access Persons and Non-Access  Persons and, where  indicated,  to the independent directors of Price Associates and the Price Funds.

        Dealing  with  Clients.  Access  Persons,  Non-Access  Persons  and  the  independent  directors  of  Price
        Associates  and the Price Funds may not,  directly  or  indirectly,  sell to or purchase  from a client any security.  This  prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of Price Associates.

        Client Investment Partnerships.

               Co-Investing.  Access Persons and  Non-Access  Persons,  including  employee  partnerships,  and the independent  directors  of Price  Associates  and the Price Funds are not  permitted to co-invest in client  investment  partnerships of Price Associates,  RPFI, or their affiliates,  such as Strategic
               Partners, Threshold, and International Partners.

               Direct  Investment.  The  independent  directors  of the Price Funds are not  permitted to invest as limited partners in client investment partnerships of Price Associates, RPFI, or their affiliates.

        Investment Clubs.  These restrictions vary depending upon the person's status, as follows:

               Non-Access  Persons.  A Non-Access  Person may form or  participate  in a stock or  investment  club
               without  approval  of  the  Chairperson  of  the  Ethics  Committee.   Only  transactions  in  Price
               Associates'  stock are subject to prior clearance  requirements.  Club transactions must be reported just as the Non-Access Person's individual trades are reported.

               Access  Persons.  An Access Person may not form or participate in a stock or investment  club unless prior  written  approval  has been  obtained  from the  Chairperson  of the  Ethics  Committee.  All transactions by such a stock or investment  club in which an Access Person has beneficial  ownership or control are subject to the same prior  clearance  and  reporting  requirements  applicable  to an individual  Access Person's trades.  However,  if the Access Person has beneficial  ownership solely by virtue of his or her spouse's  participation  in the club and has no investment  control or input into decisions  regarding the club's  securities  transactions,  he or she may request the waiver of prior  clearance  requirements  of  the  club's  transactions  (except  for  transactions  in  Price
               Associates' stock) from the Chairperson of the Ethics Committee as part of the approval process.

        Margin  Accounts.  While  brokerage  margin  accounts are  discouraged,  you may open and  maintain  margin accounts for the purchase of  securities  provided such  accounts are with  brokerage  firms with which you maintain a regular brokerage account.

        Trading Activity.  You are discouraged from engaging in a pattern of securities transactions which either:

o        Is  so  excessively   frequent  as  to  potentially  impact  your  ability  to  carry  out  your  assigned responsibilities, or

o        Involves securities positions that are disproportionate to your net assets.

               At the discretion of the  Chairperson of the Ethics  Committee,  written  notification  of excessive trading may be sent to your supervisor.

The following rules apply only to Access Persons:

        Large  Company  Exemption.  Although  subject to prior  clearance,  transactions  involving  securities  in certain large  companies,  within the parameters set by the Ethics  Committee (the "Exempt List"),  will be approved under normal circumstances, as follows:

               Transactions  Involving Exempt List Securities.  This exemption applies to transactions involving no more  than  $20,000  or the  nearest  round lot (even if the  amount of the  transaction  marginally exceeds $20,000) per security per week in securities of companies with market  capitalizations of $5 billion or more,  unless the rating on the  security as reported in the firm's Daily  Research  News has been changed to a 1 or a 5 within the seven (7) calendar days  immediately  prior to the date of the proposed transaction.  If such a rating change has occurred, the exemption is not available.

               Transactions  Involving  Options  on  Exempt  List  Securities.  Access  Persons  may  not  purchase uncovered put options or sell uncovered call options unless  otherwise  permitted under the "Options and Futures" discussion on p. 4-16.  Otherwise,  in the case of options on an individual security on the Exempt  List (if it has not had a  prohibited  rating  change),  an Access  Person may trade the greater  of 5  contracts  or  sufficient  option  contracts  to control  $20,000  in the  underlying security;  thus an Access  Person may trade 5 contracts  even if this  permits the Access  Person to control more than $20,000 in the underlying  security.  Similarly,  the Access Person may trade more than 5 contracts as long as the number of contracts  does not permit him or her to control more than
               $20,000 in the underlying security.

        These parameters are subject to change by the Ethics Committee.

        Exchange-Traded  Index  Options.  Although  subject to prior  clearance,  an Access  Person's  transactions involving  exchange-traded  index  options,  within the  parameters  set by the Ethics  Committee,  will be approved under normal  circumstances.  Generally,  an Access Person may trade the greater of 5 contracts or sufficient  contracts to control  $20,000 in the underlying  securities;  thus an Access Person may trade 5 contracts  even if this  permits  the  Access  Person  to  control  more  than  $20,000  in the  underlying securities.  Similarly,  the  Access  Person  may trade  more  than 5  contracts  as long as the  number of contracts does not permit him or her to control more than $20,000 in the underlying security.

        These parameters are subject to change by the Ethics Committee.

        Client Limit  Orders.  The Equity  Trading  Desk may approve an Access  Person's  proposed  trade even if a limit order has been entered for a client for the same security, if:

o        The Access Person's trade will be entered as a market order; and

o        The  client's  limit  order is 10% or more away  from the  market at the time of  approval  of the  Access
                   Person's trade.

        Options and Futures.  Please consult the specific  section on  Exchange-Traded  Index Options (p. 4-16) for transactions in those options.

        =========================================================================================================

        Before engaging in options and future transactions, Access Persons should understand the impact that the 60-Day Rule may have upon their ability to close out a position with a profit (see page 4-17).
        =========================================================================================================

               Options and Futures on  Securities  and Indices  Not Held by Price  Associates'  or RPFI's  Clients.
               There are no specific  restrictions  with  respect to the  purchase,  sale or writing of put or call options or any other option or futures activity,  such as multiple writings,  spreads and straddles, on securities  of companies  (and options or futures on such  securities)  which are not held by any of Price Associates' or RPFI's clients.

               Options on Securities of Companies  Held by Price  Associates'  or RPFI's  Clients.  With respect to options on securities of companies  which are held by any of Price  Associates'  or RPFI's  clients, it is the firm's  policy that an Access  Person should not profit from a price decline of a security owned by a client  (other than an Index  account).  Therefore,  an Access  Person may:  (i) purchase call  options  and sell  covered  call  options and (ii)  purchase  covered put options and sell put options.  An Access Person may not purchase  uncovered put options or sell  uncovered  call options, even if the issuer of the  underlying  securities is included on the Exempt List,  unless  purchased in connection  with other options on the same security as part of a straddle,  combination or spread strategy  which is designed to result in a profit to the Access  Person if the  underlying  security rises in or does not change in value.  The  purchase,  sale and  exercise  of options are subject to the same  restrictions  as those set forth with respect to  securities,  i.e.,  the option should be treated as if it were the common stock itself.

               Other  Options  and  Futures  Held by Price  Associates'  or RPFI's  Clients.  Any  other  option or futures  transaction  with  respect  to  domestic  or  foreign  securities  held  by  any  of  Price
               Associates'  clients or with respect to foreign  securities  held by RPFI's clients will be approved or disapproved on a case-by-case  basis after due  consideration is given as to whether the proposed transaction  or series of  transactions  might  appear to or  actually  create a  conflict  with the interests of any of Price  Associates' or RPFI's clients.  Such  transactions  include  transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

        Short Sales.  Short sales by Access  Persons are subject to prior  clearance.  In addition,  Access Persons may not sell any  security  short  which is owned by any client of Price  Associates  or RPFI,  except that short  sales may be made  "against  the box" for tax  purposes.  A short sale  "against  the box" is one in which the seller owns an amount of  securities  equivalent  to the number he or she sells short.  All short sales, including short sales against the box, are subject to the 60-Day Rule described below.

       The 60-Day  Rule.  Access  Persons are  prohibited  from  profiting  from the  purchase and sale or sale and purchase of the same (or  equivalent)  securities  within 60 calendar days. An  "equivalent"  security means any option,  warrant,  convertible security,  stock appreciation right, or similar right with an exercise or conversion  privilege  at a price  related  to the  subject  security,  or similar  securities  with a value
       derived  from  the  value  of  the  subject  security.   Thus,  for  example,  the  rule  prohibits  options
       transactions on or short sales of a security within 60 days of its purchase.  In addition,  the rule applies regardless  of the Access  Person's  other  holdings of the same  security or whether the Access  Person has split his or her holdings  into tax lots.  For example,  if an Access Person buys 100 shares of XYZ stock on
       March 1, 1998 and  another  100 shares of XYZ stock on March 1,  2000,  he or she may not sell any shares of
       XYZ stock at a profit for 60 days following  March 1, 2000.  The 60-Day Rule "clock"  restarts each time the
       Access Person trades in that security.

               Exemptions from the 60-Day Rule.  The 60-Day Rule does not apply to:

o        any transaction by a Non-Access  Person except for  transactions in Price  Associates'  stock not exempted below;

o        any transaction exempt from prior clearance (see p. 4-8);

o        the purchase and sale or sale and purchase of exchange traded index options;

o        any transaction in Price Associates' stock effected through the ESPP; and

o        the exercise of "in the money" Price  Associates'  stock options and the subsequent sale of the derivative shares.

               Prior clearance  procedures do not check  compliance with the 60-Day Rule when considering a trading request.  Access  Persons  are  responsible  for  checking  their  compliance  with this rule before entering a trade.

               Access  Persons may  request a waiver  from the 60-Day  Rule.  Such  requests  should be directed in writing to the Chairperson of the Ethics Committee.  These waivers are not routinely granted.

        Investments  in  Non-Listed  Securities  Firms.  Access  Persons  may not  purchase or sell the shares of a broker/dealer,  underwriter or federally  registered  investment adviser unless that entity is traded on an exchange or listed as a NASDAQ stock or permission is given under the Private Placement  Procedures (see p.
        4-10).

OWNERSHIP  REPORTING  REQUIREMENTS - ONE-HALF OF ONE PERCENT OWNERSHIP.  If an employee or an independent  director of Price  Associates  or an  independent  director  of the  Price  Funds  owns  more  than  1/2 of 1% of the  total outstanding  shares of a public or private  company,  he or she must  immediately  report in  writing  such fact to
Baltimore  Legal/Compliance,  providing  the name of the  company  and the total  number of such  company's  shares beneficially owned.

DISCLOSURE OF PERSONAL  SECURITIES  HOLDINGS BY ACCESS PERSONS.  Upon  commencement  of employment,  appointment or promotion  (no later than 10 days after the  starting  date),  each  Access  Person  must  disclose  in writing all current  securities  holdings  in  which  he or  she  is  considered  to  have  beneficial  ownership  and  control
("Securities  Holdings  Report") (see page 4-4 for definition of the term  Beneficial  Owner).  The form to provide the  Securities  Holding  Report will be provided upon  commencement  of  employment,  appointment or promotion and should be submitted to Baltimore Legal/Compliance.

All  Investment  Personnel  and Managing  Directors  are also  required to file a Securities  Holding  Report on an annual basis, in conjunction with the annual  verification  process.  Effective January 2001, this requirement will be extended to all Access Persons, pursuant to federal law.

CONFIDENTIALITY  OF  RECORDS.  Price  Associates  makes  every  effort to protect  the  privacy of all  persons and entities in connection with their Securities Holdings Reports and Reports of Securities Transactions.

SANCTIONS.  Strict  compliance  with  the  provisions  of  this  Statement  is  considered  a  basic  provision  of association  with Price Associates and the Price Funds.  The Ethics  Committee and Baltimore  Legal/Compliance  are
primarily  responsible for  administering  this Statement.  In fulfilling this function,  the Ethics Committee will institute such procedures as it deems  reasonably  necessary to monitor each person's and entity's  compliance with this Statement and to otherwise prevent and detect violations.

        Violations by Access Persons,  Non-Access  Persons and Directors of Price  Associates.  Upon  discovering a material violation of this Statement by any person or entity other than an independent  director of a Price
        Fund, the Ethics  Committee will impose such sanctions as it deems  appropriate  and as are approved by the
        Management Committee or the Board of Directors including,  inter alia, a letter of censure or suspension, a fine, a suspension of trading  privileges or termination of employment and/or  officership of the violator.
        In addition,  the violator may be required to surrender to Price Associates,  or to the party or parties it may  designate,  any profit  realized  from any  transaction  that is in violation of this  Statement.  All material  violations of this Statement shall be reported to the Board of Directors of Price  Associates and to the Board of Directors of any Price Fund with respect to whose  securities such violations may have been involved.

        Violations  by  Independent  Directors  of Price  Funds.  Upon  discovering  a material  violation  of this
        Statement by an independent  director of a Price Fund, the Ethics  Committee shall report such violation to the Board on which the  director  serves.  The Price Fund Boards will  impose such  sanctions  as they deem appropriate.

        Violations  by  Baltimore  Employees  of RPFI or TRFAM.  Upon  discovering  a  material  violation  of this
        Statement by a Baltimore-based  employee of RPFI or TRFAM, the Ethics Committee shall report such violation to the Board of Directors  of RPFI or TRFAM,  as  appropriate.  A material  violation by a  Baltimore-based employee of RPFI shall also be reported to the Board of  Directors  of any RPFI Fund with  respect to whose securities such violations may have been involved.

March, 2000

\\BP212\SYSLGL\LGL\USERS\LGL5839\WPDATA\SARAH\CODEOFET.HIC\TRPA\STPOLEM2000-E.

                                                         5-2
                                           T. ROWE PRICE ASSOCIATES, INC.
                                                 STATEMENT OF POLICY
                                                         ON
                                              CORPORATE RESPONSIBILITY

Price  Associates'  Fiduciary  Position.  As  an  investment  adviser,  T.  Rowe  Price  Associates,  Inc.  ("Price
Associates")  is in a  fiduciary  relationship  with each of its  clients.  This  fiduciary  duty  obligates  Price
Associates to act with an eye only to the benefit of its clients.  Accordingly,  when managing its client  accounts
(whether private counsel clients,  mutual funds,  limited  partnerships,  or otherwise),  Price Associates' primary responsibility  is to  optimize  the  financial  returns  of its  clients  consistent  with  their  objectives  and investment program.

Definition of Corporate  Responsibility  Issues.  Concern over the behavior of corporations  has been present since the  Industrial  Revolution.  Each  generation  has focused its  attention  on specific  issues.  Concern  over the abuses of the use of child  labor in the 1800's was  primarily  addressed  by  legislative  action  which  mandated corporate  America to adhere to new laws restricting and otherwise  governing the employment of children.  In other instances,  reform has been achieved through  shareholder action -- namely, the adoption of shareholder  proposals.
The corporate responsibility issues most often addressed during the past decade have involved:

o        Ecological issues, including toxic hazards and pollution of the air and water;
o        Employment practices, such as the hiring of women and minority groups;
o        Product quality and safety;
o        Advertising practices;
o        Animal testing;
o        Military and nuclear issues; and
o        International  politics and operations,  including the world debt crisis,  infant formula, and child labor laws.

Corporate  Responsibility  Issues in the Investment Process.  Price Associates  recognizes the legitimacy of public concern  over the  behavior of business  with  respect to issues of  corporate  responsibility.  Price  Associates'
policy is to  carefully  review  the merits of such  issues  that  pertain to any issuer  which is held in a client portfolio or which is being  considered for investment.  Price  Associates  believes that a corporate  management's record of identifying  and resolving  issues of corporate  responsibility  is a legitimate  criteria for evaluating the  investment  merits of the  issuer.  Enlightened  corporate  responsibility  can  enhance a issuer's  long term prospects for business success. The absence of such a policy can have the converse effect.

Corporate  Responsibility  Committee.  Since 1971, Price Associates has had a Corporate  Responsibility  Committee,
which is responsible for:

o        Reviewing and establishing  positions with respect to corporate  responsibility  issues that are presented in the proxy statements of portfolio companies; and

o        Reviewing  questions  and  inquiries  received  from clients and mutual fund  shareholders  pertaining  to issues of corporate responsibility.

Questions  Regarding  Corporate  Responsibility.  Should an employee have any questions regarding Price Associates'
policy  with  respect to a corporate  responsibility  issue or the manner in which  Price  Associates  has voted or intends to vote on a proxy matter, he or she should contact a member of the Corporate  Responsibility  Committee or
Price Associates' Proxy Administrator.

March, 2000

O:\WPDATA\SARAH\CODEOFET.HIC\trpa\STPOLCOR2000

                                                        6-1
                                              T. ROWE PRICE ASSOCIATES, INC.
                                                    STATEMENT OF POLICY
                                      WITH RESPECT TO COMPLIANCE WITH COPYRIGHT LAWS

Purpose of Statement of Policy.  To protect the interests of Price  Associates and its employees,  Price Associates has adopted this Statement of Policy with Respect to Compliance  with Copyright  Laws  ("Statement"  to: (1) inform its employees regarding the legal principles governing  copyrights,  trademarks,  and service marks; and (2) ensure that Price Associates' various copyrights, trademarks, and service marks are protected from infringement.

Definition of Trademark, Service Mark, and Copyright

         Trademark.  A trademark is normally a word,  phrase,  or symbol used to identify and distinguish a product or a company.  For example, Kleenex is a trademark for a particular brand of facial tissues.

         Service  Mark. A service mark is normally a word,  phrase,  or symbol used to identify and  distinguish  a service or the provider of a service.  For example,  Invest With  Confidence is a registered  service mark which identifies and  distinguishes the mutual fund management  services offered by Price Associates.  The words  "trademark"  and "service mark" are often used  interchangeably,  but as a general rule a trademark is for a tangible  product,  whereas a service mark is for an intangible good or service.  Because most of
         Price  Associates'   business  activities  involve  providing  services  (e.g.,   investment   management;
         transaction processing and account maintenance;  information,  etc.), most of Price Associates' registered marks are service marks.

         Copyright.  In order to protect the authors and owners of books,  articles,  drawings,  music, or computer programs  and  software,  the U.S.  copyright  law  makes  it a crime to  reproduce,  in any  manner,  any copyrighted  material  without the express  written  permission of the author or publisher.  Under current law, all original works are copyrighted at the moment of creation;  it is no longer  necessary to register a  copyright.  Copyright  infringements  may result in  judgments  of actual  damages  (i.e.,  the cost of additional  subscriptions),  as  well  as  punitive  damages,  which  can  be  as  high  as  $100,000  per infringement.

Registered  Trademarks  and Service  Marks.  Once Price  Associates has registered a trademark or service mark with the U.S.  Patent and Trademark  Office,  it has the exclusive  right to use that mark. In order to preserve  rights to a registered  trademark or service mark,  Price  Associates must (1) use the mark on a continuous basis and in a manner  consistent  with the  Certificate of  Registration;  (2) place an encircled "R" ((R)) next to the mark in the first,  or most  prominent,  occurrence in all publicly  distributed  media;  and (3) take action against any party infringing upon the mark.

                                                        6-2
Establishing a Trademark or Service Mark.  The Legal  Department  has the  responsibility  to register and maintain all trademarks  and service marks and protect them against any  infringement.  If Price  Associates or a subsidiary wishes to utilize a particular  word,  phrase,  or symbol as a trademark or service mark, the Legal Department must be notified as far in advance as possible so that a search may be conducted  to determine if the proposed  mark has already been registered or used by another entity.  Until clearance is obtained from the Legal  Department,  no new mark  should be used.  This  procedure  has been  adopted to ensure  that  Price  Associates  does not  unknowingly infringe  upon another  company's  mark.  Once a proposed  mark is cleared for use, it must be  accompanied  by the abbreviations  "TM" or "SM," as appropriate,  until it has been registered.  All trademarks and service marks which have been registered  with the U.S.  Patent and Trademark  Office must be accompanied by an encircled "R" when used in any public  document.  These  symbols need only  accompany the mark in the first or most  prominent  place it is used in each publicly  circulated  document.  Subsequent use of the same trademark or service mark in such material does not need to be marked.  The Legal Department  maintains a written summary of all Price Associates'  registered and pending  trademarks  and service  marks.  All  registered  and pending  trademarks  and service  marks are also listed in the T. Rowe  Price  Style  Guide.  If you have any  questions  regarding  the  status of a  trademark  or service mark, you should contact the Legal Department.

Infringement of Price  Associates'  Registered  Marks.  If an employee  notices that another entity is using a mark similar to one which Price Associates has registered,  the Legal Department should be notified  immediately so that appropriate action can be taken to protect Price Associates' interests in the mark.

Reproduction of Articles and Similar  Materials for Internal  Distribution,  or for  Distribution to  Shareholders,
Clients and Others Outside the Firm. In general,  the  reproduction of copyrighted  material is a federal  offense.
Exceptions under the "fair use" doctrine include  reproduction for scholarly  purposes,  criticism,  or commentary, which  ordinarily do not apply in a business  environment.  Occasional  copying of a relatively  small portion of a newsletter  or  magazine to keep in a file,  circulate  to  colleagues  with  commentary,  or send to a client with commentary  is  generally  permissible  under  the "fair  use"  doctrine.  Written  permission  from the  author or publisher  must be obtained by any  employee  wishing to  reproduce  copyrighted  material for internal or external distribution,  including  distribution  via the  Internet  or the T. Rowe  Price  Associates'  intranet.  It is the responsibility of each employee to obtain  permission to reproduce  copyrighted  material.  Such permission must be in writing  and  forwarded  to the Legal  Department.  If the  publisher  will not grant  permission  to  reproduce copyrighted  material,  then the requestor must purchase from the publisher either additional  subscriptions to the periodical  or the reprints of specific  articles.  The original  article or  periodical  may be  circulated  as an alternative to purchasing additional subscriptions or reprints.

Personal  Computer  Software  Programs.  Software products and on-line  information  services  purchased for use on
Price Associates'  personal computers are generally  copyrighted  material and may not be reproduced without proper authorization  from the software vendor.  See the T. Rowe Price Associates,  Inc.  Statement of Policy With Respect
to Computer Security and Related Issues for more information.

March, 2000

O:\WPDATA\SARAH\CODEOFET.HIC\trpa\CPYRT3.CDE.wpd

                                                         7-6
                                          T. ROWE PRICE ASSOCIATES, INC.
                                         STATEMENT OF POLICY WITH RESPECT TO
                                        COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF  STATEMENT  OF POLICY.  The  central and  critical  role of  computer  systems in our firm's  operations underscores  the  importance of ensuring the integrity of these systems.  The data stored on our firm's  computers, as well as the  specialized  software  programs and systems  developed for the firm's use, are  extremely  valuable assets and very confidential.

This  Statement of Policy  ("Statement")  establishes  a  comprehensive  computer  security  program which has been designed to:

o        prevent the  unauthorized use of or access to our firm's computer  systems  (collectively  the "Systems"), including the firm's electronic mail ("e-mail") and voice mail systems;

o        prevent breaches in computer security;

o        maintain the integrity of confidential information; and

o        prevent the introduction of computer viruses into our Systems that could imperil the firm's operations.

In  addition,  the  Statement  describes  various  issues that arise in  connection  with the  application  of U.S.
Copyright Law to computer software.

Any material  violation of this  Statement  may lead to sanctions,  which may include  dismissal of the employee or employees involved.

CONFIDENTIALITY  OF SYSTEMS  ACTIVITIES AND INFORMATION.  Systems  activities and information  stored on our firm's computers  (including  e-mail and voice mail) may be subject to  monitoring by firm  personnel or others.  All such information,  including messages on the firm's e-mail and voice mail systems,  are records of the firm and the sole property  of the  firm.  The firm  reserves  the  right to  monitor,  access,  and  disclose  for any  purpose  all information,  including  all  messages  sent,  received,  or stored  through  the  Systems.  The use of the  firm's computer  Systems is for the  transaction  of firm  business and is for  authorized  users only.  All firm policies apply to the use of the Systems.  See Employee Handbook.

By using the firm's  Systems,  you agree to be bound by this  Statement and consent to the access to and disclosure of all information,  including e-mail and voice mail messages,  by the firm.  Employees do not have any expectation of  privacy  in  connection  with  the use of the  Systems,  or with  the  transmission,  receipt,  or  storage  of information in the Systems.

Information  entered into our firm's  computers  but later  deleted from the Systems may continue to be  maintained permanently  on our firm's  back-up  tapes.  Employees  should  take care so that they do not create  documents  or communications  that might later be  embarrassing  to them or to our firm.  This policy applies to e-mail and voice mail, as well to any other communication on a System.

SECURITY  ADMINISTRATION.  Enterprise  Security  in T.  Rowe  Price  Investment  Technologies,  Inc.  ("TRPIT")  is
responsible  for  identifying  security  needs and  overseeing  the  maintenance  of computer  security,  including
Internet-related security issues.

AUTHORIZED  SYSTEMS  USERS.  In general,  access to any type of System is restricted  to authorized  users who need access in order to support  their  business  activities.  Access for  mainframe,  LAN and external  Systems must be requested on a "Systems  Access  Request"  form. A hard copy can be printed from the Enterprise  Security  intranet site or  obtained  from  Enterprise  Security.  Access  requests  and changes  must be approved by the  appropriate supervisor or manager in the user's department.

AUTHORIZED  APPLICATION USERS. Access to specific computer  applications (i.e.,  Finance,  Retirement Plan Services systems,  etc.) can also be  requested.  Many  application  systems have an additional  level of security,  such as extra  passwords.  If a user wants access to an  application or data that is outside the normal scope of his or her business  activity,  additional  approval may be required from the "Owner" of such application or data. The "Owner"
is the employee who is  responsible  for making  judgments  and  decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access.

USER-IDS,  PASSWORDS,  AND OTHER SECURITY  ISSUES.  Once a request for access is approved,  a unique "User-ID" will be assigned the user.  Each User-ID has a password that must be kept  confidential  by the user.  For most systems, passwords  must be changed on a regular  schedule  and  Enterprise  security has the  authority  to  determine  the password  policy.  User-IDs and  passwords  may not be shared.  Users can be held  accountable  for work  performed with their  User-IDs.  Personal  computers  must not be left logged on and  unattended  unless  screen  savers with passwords or  software-based  keyboard locks are utilized.  Enterprise  Security  recommends that GroupWise  e-mail accounts be password protected.

EXTERNAL COMPUTER SYSTEMS.  Our data processing  environment  includes access to data stored not only on our firm's computers,  but also on external  systems,  such as DST.  Although the security  practices  governing these outside systems are established by the providers of these external  systems,  requests for access to such systems should be directed to Enterprise Security.  User-IDs and passwords to these systems must be kept confidential by the user.

ACCESS TO THE  INTERNET  AND OTHER  ON-LINE  SERVICES.  Access to the  Internet  (including,  but not  limited  to,
e-mail,  remote FTP, Telnet, World Wide Web, Gopher,  remote  administration,  secure shell, and using IP tunneling software to remotely control Internet  servers)  presents  special  security  considerations  due to the world-wide nature of the  connection  and the security  weaknesses  present in Internet  protocols and services.  The firm can provide  authorized  employees and other staff with access to Internet e-mail and other Internet  services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet  services from our firm's  computers,  including the firm's  e-mail  system,  is permitted  only for  legitimate  business  purposes.  Such access must be requested  through  Enterprise  Security, approved by the  employee's  supervisor,  and provided  only through firm approved  connections.  All firm policies apply to the use of the Internet or Internet services.  See Employee Handbook.

         Use  of  Internet.   In  accordance   with  firm  policies,   employees  are  prohibited   from  accessing
         inappropriate  sites,  including,  but not limited to, adult and gambling  sites.  Firm personnel  monitor
         Internet  use for  visits  to  inappropriate  sites  and for  inappropriate  use.  Should  employees  have questions  regarding what constitutes an inappropriate  site or inappropriate  use, they should discuss it first  with  their  manager  who may refer  the  question  to Human  Resources.  Inappropriate  use of the
         Internet,  or accessing  inappropriate  sites, may lead to sanctions,  which may include  dismissal of the employee or employees involved.

         Dial-Out  Access.  Using a modem or an Internet  connection on a firm computer housed at any of the firm's offices to access an  Internet  service  provider  using  one's home or  personal  account is  prohibited, unless this account is being used by authorized  personnel to service Price Associates'  connection to the
         Internet.  When  Internet  access  is  granted,  the  employee  will  be  asked  to  reaffirm  his  or her understanding of this Statement.

        Unauthorized  modems are not permitted.  Dial-out access that  circumvents  the Internet  firewall or proxy server, except by authorized personnel in the business of Price Associates, is prohibited.

         On-line  Services.  Access to America OnLine  ("AOL"),  CompuServe,  or other  commercial  on-line service providers is not permitted from a firm computer except for a legitimate  business  purpose approved by the employee's supervisor and with software obtained through the Help Desk at x4357 (select menu option 1).

         Participation on Bulletin Boards.  Because  communications  by our firm or any of its employees on on-line service  bulletin  boards are subject to federal,  state and NASD  advertising  regulations,  unsupervised participation  can  result in  serious  securities  violations.  Certain  designated  employees  have been authorized to use AOL to monitor and respond to inquiries  about our firm and its investment  services and products.  Any  employee  other  than  those  assigned  to this  special  group  must  first  receive  the authorization  of a member  of the  Board  of T.  Rowe  Price  Investment  Services,  Inc.  and the  Legal
         Department  before  initiating or responding to a message on any computer  bulletin  board relating to the firm, a Price Fund or any investment or brokerage  option or service.  This policy applies  whether or not the employee  intends to disclose his or her  relationship  to the firm,  whether or not our firm sponsors the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

         E-mail Use.  Access to the firm's e-mail system is permitted only for legitimate  business  purposes.  All firm  policies  apply to the use of e-mail.  Firm  personnel  may monitor  e-mail usage for  inappropriate use. Should  employees have questions  regarding what constitutes  inappropriate  use, they should discuss it first with their  manager who may refer the question to Human  Resources.  Inappropriate  use of e-mail may lead to sanctions, which may include dismissal of the employee or employees involved.

         E-mail services,  other than those provided or approved by Price Associates,  may not be used for business purposes.  In addition,  accessing  e-mail services not provided or approved by Price Associates from firm equipment for any reason could allow the  introduction  of viruses or malicious code into the network,  or lead to the compromise of confidential data.

         Employees  should  understand that e-mail sent through the Internet is not secure and could be intercepted by a third party.

DIAL-IN  ACCESS.  The ability to access our firm's  computer  Systems  from a remote  location  is also  limited to authorized  users.  Phone numbers used to access our firm's computer  Systems are  confidential.  A security system that uses a one-time  password or other strong  authentication  method must be employed  when  accessing our firm's network from a remote  computer.  Authorization  for remote access can be requested by completing a "Systems Access
Request"  form.  Any employee who requires  remote access should contact the Help Desk at x4357 (select menu option
1) for desktop setup.

VIRUS  PROTECTION.  A  computer  virus is a program  designed  to damage or impair  software  or data on a computer system.  Software  from any  outside  source may  contain a  computer  virus or similar  malicious  code.  Types of
carriers  and  transmission  methods  increase  daily  and  currently  include  diskettes,   CDs,  file  downloads,
executables,  and e-mail  attachments.  A  comprehensive  malicious code prevention and control program is in place throughout  Price  Associates.  This  program  provides  policy  and  procedures  for  anti-virus  controls  on all systems.  More information about the anti-virus program can be found on the TRPIT Intranet.

Introducing  a virus or  similar  malicious  code into the Price  Associates  Systems  by  engaging  in  prohibited actions, such as downloading  non-business related software,  or by failing to implement  recommended  precautions, such as updating virus scanning  software on remote machines,  may lead to sanctions,  which may include  dismissal of the employee or employees involved.

         Virus  Scanning  Software.  As  part  of the  TRPIT's  anti-virus  program,  virus  scanning  software  is installed on the  majority of  applicable  platforms.  This  software is designed to detect and  eradicate malicious  code and  viruses.  All desktop  computers  have the  corporate  standard  anti-virus  scanning software  installed and running.  This software is installed and configured by the Distributed  Processing
         Support Group and runs constantly.  Virus scanning software updates are  automatically  distributed to the desktops as they become  available.  Desktop virus  scanning  software can also be used by the employee to scan diskettes,  CDs,  directories,  and  attachments "on demand".  Contact the Help Desk at x4357 (select menu option 3) for assistance.

         E-mail.  An e-mail  anti-virus  gateway  scans the content of inbound  and  outbound  e-mail for  viruses.
         Infected  e-mail and  attachments  will be cleaned  when  possible  and  quarantined  when not  cleanable.
         Updating of the e-mail gateway anti-virus software and pattern files is done automatically.

         Portable and Remote  Computers.  Laptops and other  computers  that remotely  access the TRPIT network are also  required to have the latest  anti-virus  software and pattern  files.  It is the  responsibility  of each user to ensure that his or her portable  computer's  anti-virus  software is regularly  updated.  The
         Help Desk has  instructions  available.  Contact the Help Desk at x4357  (select  menu option 3) to obtain further information.

         Downloading  or Copying.  The user of a PC with a modem or with an Internet  connection has the ability to connect to other  computers or on-line  services  outside of the firm's  network and there may be business reasons to  download  or copy  software  from  those  sources.  Downloading  or  copying  software,  which includes documents,  graphics,  programs and other  computer-based  materials,  from any outside source is not  permitted  unless  it is for a  legitimate  business  purpose  because  downloads  and  copies  could introduce viruses and malicious code into the Systems.

         Other  Considerations.  Users  must log off the  System  each  night.  Unless  the user  logs  off,  virus software  on each  workstation  cannot  pick up the most  current  virus  scanning  downloads  or the most current  software  updates for the user's System.  Employees must call the Help Desk at x4357 (select menu option 3) when viruses are detected so that it can ensure that  appropriate  tracking and  follow-up  take place.  Do not forward any "virus  warning"  mail  received  to other staff until you have  contacted  the
         Help Desk,  since many of these  warnings  are  hoaxes.  When  notified  that a user has  received  "virus warning" mail, the Help Desk will contact  Enterprise  Security,  whose  personnel will check to determine the validity of the virus warning.

APPLICATION  OF U.S.  COPYRIGHT  LAW TO SOFTWARE  PROGRAMS.  Software  products  and on-line  information  services purchased  for use on Price  Associates'  personal  computers  are  generally  copyrighted  material and may not be reproduced  without  proper  authorization  from  the  software  vendor.  This  includes  the  software  on  CDs or diskettes,  any  program  manuals or  documentation,  and data or software  retrievable  from  on-line  information systems.  Unauthorized  reproduction of such material or information,  or downloading or printing such material, is a federal  offense,  and the software  vendor can sue to protect the  developer's  rights.  In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded in excess of $50,000.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

         Acquisition  and  Installation  of  Software.  Only  Distributed  Processing  Support  Group  approved and installed  software  is  authorized.  Any  software  program  that is to be used by an  employee  of Price
         Associates  in  connection  with the  business of the firm must be ordered  through the Help Desk at x4357
         (select menu option 1) and installed by the Distributed Processing Support Group of TRPIT.

         Licensing.  Software  residing  on firm LAN  servers  will be either:  (1)  maintained  at an  appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

         Original CDs,  Diskettes and Copies.  In most cases,  software is installed by the Distributed  Processing
         Support  Group and original  software CDs and  diskettes  are not provided to the user.  In the event that original CDs or diskettes are provided,  they must be stored  properly to reduce the possibility of damage or theft.  CDs and diskettes  should be protected from extreme heat,  cold, and contact with anything that may act as a magnet or otherwise  damage them.  Employees  may not make  additional  copies of software or software manuals obtained through the firm.

         Recommendations,   Upgrades,  and  Enhancements.  All  recommendations  regarding  computer  hardware  and software  programs  are to be  forwarded  to the Help Desk at x4357  (select  menu  option 1),  which will coordinate upgrades and enhancements.

QUESTIONS  REGARDING  THIS  STATEMENT.  Any questions  regarding  this  Statement  should be directed to Enterprise
Security in TRPIT.

March, 2000

E:\LGL\USERS\LGL5839\WPDATA\SARAH\CODEOFET.HIC\trpa\computer.doc

                                                         8-4
                                          T. ROWE PRICE ASSOCIATES, INC.
                                                STATEMENT OF POLICY
                                                        ON
                                          COMPLIANCE WITH ANTITRUST LAWS

Purpose

         To protect the interests of the company and its  employees,  Price  Associates  has adopted this Statement of Policy on Compliance with Antitrust Laws ("Statement") to:

         (1)      Inform  employees about the legal principles  governing  prohibited  anticompetitive  activity in the conduct of Price Associates' business; and

         (2)      Establish  guidelines  for contacts with other members of the investment  management  industry to avoid violations of the antitrust laws.

The Basic Anticompetitive Activity Prohibition

         Section  1 of the  Sherman  Antitrust  Act (the  "Act")  prohibits  agreements,  understandings,  or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

         This  prohibition  is triggered  only by an agreement  or action among two or more  companies;  unilateral action never violates the Act. To constitute an illegal  agreement,  however,  an understanding does not need to be formal or written.  Comments made in  conversations,  casual comments at meetings,  or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

         The agreed upon action must be anticompetitive.  Some actions are "per se"  anticompetitive,  while others are judged according to a "rule of reason."

o        Some  activities  have been found to be so  inherently  anticompetitive  that a court will not even permit the argument that they have a procompetitive  component.  Examples of such per se illegal  activities are agreements  between  competitors to fix prices or divide up markets in any way, such as exclusive territories.

o        Other joint  agreements  or  activities  will be examined by a court using the rule of reason  approach to see  if  the  procompetitive  results  of  the  arrangement  outweigh  the  anticompetitive  effects.
              Permissible  agreements  among  competitors  may include a buyers'  cooperative,  or a  syndicate  of buyers for an initial public  offering of securities.  In rare  instances,  an association of sellers
              (such as ASCAP) may be permissible.

         There is also an exception for joint activity designed to influence  government  action.  Such activity is protected  by the First  Amendment  to the U.S.  Constitution.  For  example,  members of an industry  may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

Penalties for Violating the Sherman Act

         A charge that the Act has been  violated  can be brought as a civil or a criminal  action.  Civil  damages can include treble  damages,  plus attorneys  fees.  Criminal  penalties for individuals can include fines of up to
$350,000 and three years in jail, and $100 million or more for corporations.

Situations in Which Antitrust Issues May Arise

         To avoid  violating  the Act, any  agreement  with other  members of the  investment  management  industry regarding  which  securities to buy or sell and under what  circumstances  we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement  services,  must be made with the prohibitions of the Act in mind.

         Trade  Association  Meetings  and  Activities.  A trade  association  is a group of  competitors  who join together to share common  interests and seek common solutions to common  problems.  Such  associations are at a high risk for  anticompetitive  activity and are closely  scrutinized  by  regulators.  Attorneys for trade  associations,  such as the  Investment  Company  Institute,  are  typically  present at meetings of members to assist in avoiding violations.

         Permissible Activities:

o        Discussion of how to make the industry more competitive.

o        An exchange of information or ideas that have  procompetitive or competitively  neutral effects,  such as:
                      methods of  protecting  the health or safety of workers;  methods of educating  customers and preventing abuses; and information regarding how to design and operate training programs.

o        Collective action to petition government entities.

         Activities to be Avoided:

o        Any  discussion  or direct  exchange of current  information  about prices,  salaries,  fees, or terms and conditions of sales.  Even if such information is publicly  available,  problems can arise if the  information  available  to the public is  difficult to compile or not as current as that being exchanged.

                      Exception:  A third party consultant can, with  appropriate  safeguards,  collect,  aggregate and disseminate some of this information, such as salary information.

o        Discussion of future  business  plans,  strategies,  or  arrangements  that might be considered to involve competitively sensitive information.

o        Discussion of specific customers, markets, or territories.

o        Negative  discussions  of service  providers  that could give rise to an inference  of a joint  refusal to deal with the provider (a "boycott").

         Investment-Related Discussions

                  Permissible  Activities:  Buyers or sellers with a common economic  interest may join together to facilitate  securities  transactions  that might otherwise not occur,  such as the formation of a syndicate  to buy in a private  placement  or initial  public  offering of a issuer's  stock,  or negotiations among creditors of an insolvent or bankrupt company.

                  Competing  investment  managers  are  permitted  to serve on  creditors  committees  together and
                  engage  in  other  similar   activities  in  connection  with  bankruptcies  and  other  judicial proceedings.

                  Activities to be Avoided:  It is important to avoid anything that suggests  involvement  with any other firm in any  threats to  "boycott"  or  "blackball"  new  offerings,  including  making any ambiguous  statement  that,  taken out of  context,  might be  misunderstood  to imply such joint action.  Avoid  careless  or  unguarded  comments  that a hostile or  suspicious  listener  might interpret  as  suggesting  prohibited  coordinated  behavior  between T. Rowe Price and any other potential buyer.

                           Example:   After  an  Illinois  municipal  bond  default  where  the  state  legislature retroactively  abrogated some of the bondholders' rights,  several investment management complexes  organized to protest the state's  action.  In doing so, there was arguably an implied  threat that members of the group would boycott future  Illinois  municipal bond offerings.  Such a boycott  would be a violation of the Act. The  investment  management firms'  action led to an 18-month  Department  of Justice  investigation.  Although  the investigation  did not lead to any legal  action,  it was  extremely  expensive and time consuming for the firms and individual managers involved.

                  If you are  present  when anyone  outside of T. Rowe Price  suggests  that two or more  investors
                  with  a  grievance  against  an  issuer  coordinate  future  purchasing  decisions,   you  should
                  immediately  reject any such suggestion.  As soon as possible  thereafter,  you should notify the
                  Legal Department, which will take whatever further steps are necessary.

         Benchmarking.  Benchmarking  is the  process of  measuring  and  comparing  an  organization's  processes, products and services to those of industry  leaders for the purpose of adopting  innovative  practices for improvement.

o        Because  benchmarking  usually  involves  the direct  exchange  of  information  with  competitors,  it is particularly subject to the risk of violating the antitrust laws.

o        The list of issues  that may and should  not be  discussed  in the  context  of a trade  association  also applies in the benchmarking process.

o        All proposed  benchmarking  agreements  must be reviewed by the T. Rowe Price Legal  Department  before T.
                      Rowe Price agrees to participate in such a survey.

March, 2000